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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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
      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                      STARMEDIA NETWORK, INC.
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                 (Name of Registrant as Specified In Its Charter)

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                    (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)
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Payment of Filing Fee (Check the appropriate box):

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
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
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/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
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           (3)  Filing Party:
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           (4)  Date Filed:
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                            STARMEDIA NETWORK, INC.
                       D/B/A CYCLELOGIC MOBILE SOLUTIONS

                               999 BRICKELL AVE.
                                   SUITE #900
                              MIAMI, FLORIDA 33131
                                 (305) 938-3000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 17, 2003

TO THE STOCKHOLDERS OF STARMEDIA NETWORK, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting" or "Meeting") of StarMedia Network, Inc., a Delaware corporation, d/b/a CycleLogic Mobile Solutions (the "Company"), will be held on March 17, 2003 at 2:00 p.m. at the JW Marriott Hotel, 1109 Brickell Avenue, Miami, Florida, 33131, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

        1. To elect one director to serve for a three-year term ending at the 2005 Annual Meeting of Stockholders or until a successor is duly elected and qualified;

        2. To amend the Company's Amended and Restated Certificate of Incorporation to change the Company's name to CycleLogic, Inc.;

        3. To amend the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's Common Stock;

        4. To amend the Company's Amended and Restated Certificate of Incorporation to provide that the minimum number of directors of the Company shall be no less than three (3) nor more than nine (9) (exclusive of directors, if any, to be elected by holders of preferred stock of the Company, voting separately as a class);

        5. To amend the Company's Amended and Restated Certificate of Incorporation to provide that the stockholders of the Company may act by written consent in lieu of a meeting; and

        6. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

    Among the matters to be considered at the Annual Meeting is a proposal (Proposal 3 above) to amend the Company's Amended and Restated Certificate of Incorporation in connection with a reverse stock split. Pursuant to this proposal, the Company would enact a one-for-1000 reverse stock split of the Company's issued Common Stock which, if approved, will enable the Company to "go private" and thus terminate its obligations to file annual and periodic reports and make other filings with the Securities and Exchange Commission.

    Only stockholders of record at the close of business on February 5, 2003, are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Meeting will be available for inspection at the Meeting and for a period of ten days prior to the Meeting during regular business hours at the corporate headquarters of the Company at the address listed above.

    All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Meeting, your vote is important. To assure your representation at the Meeting, please sign and date the enclosed proxy and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically, and only your vote at the Annual Meeting will count.

                                          By Order of the Board of Directors,

                                          Susan L. Segal
                                          ACTING CHAIRMAN OF THE BOARD

New York, New York
February 13, 2003

    YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.
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                            STARMEDIA NETWORK, INC.
                       D/B/A/ CYCLELOGIC MOBILE SOLUTIONS

                               999 BRICKELL AVE.
                                   SUITE #900
                              MIAMI, FLORIDA 33131
                                 (305) 938-3000

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 17, 2003

    This Proxy Statement is furnished to stockholders of record of StarMedia Network, Inc., d/b/a CycleLogic Mobile Solutions (the "Company") by the Board of Directors (the "Board") of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting" or "Meeting") to be held on March 17, 2003. The Annual Meeting will be held at the JW Marriott Hotel, 1109 Brickell Avenue, Miami, Florida, 33131, at 2:00 p.m. This proxy statement, the accompanying proxy card, the Company's 2001 Annual Report and certain quarterly and other reports the Company filed with the SEC in 2002 are being mailed to stockholders of record on or about February 13, 2003.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
                             AND THE ANNUAL MEETING

Q: WHY AM I RECEIVING THESE MATERIALS?

A: The Board is providing these proxy materials for you in connection with the Annual Meeting, which will take place on March 17, 2003. As a stockholder, you are invited to attend the Meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q: WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the Meeting, the voting process, the compensation of our directors and our most highly paid executive officers, and certain other required information. Our 2001 Annual Report, including our full 2001 fiscal year consolidated financial statements, and certain quarterly and other reports that we filed with the Securities and Exchange Commission in 2002 are also enclosed.

Q: WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

A: There are five (5) proposals scheduled to be voted on at the Meeting, including:

    - The election of one director;

    - The approval of the change of our name from StarMedia Network, Inc. to CycleLogic, Inc.;

    - The approval of a reverse stock split;

    - The approval of a change in the number of directors on our Board to a minimum of three (3) and a maximum of nine (9) directors (exclusive of directors, if any, to be elected by holders of preferred stock of the Company, voting separately as a class); and

    - The approval of an amendment to our Certificate of Incorporation to permit stockholders of the Company to act by written consent in lieu of a meeting.

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    In addition, you will be asked to vote on any other business as may properly come before the Meeting or any adjournment or adjournments thereof.

Q: WHAT IS THE COMPANY'S VOTING RECOMMENDATION?

A: Our Board recommends that you vote your shares "FOR":

    - the nominee to the Board;

    - the approval of the name change;

    - the approval of the reverse stock split;

    - the approval of the change in the minimum and maximum number of directors; and

    - the approval of the amendment permitting stockholders to act by written consent in lieu of a meeting.

Q: WHAT SHARES CAN I VOTE?

A: You may vote all shares of Company Common Stock (the "Common Stock") that you own as of the close of business on February 5, 2003 (the "Record Date"). These shares include (1) shares held directly in your name as the "stockholder of record," including shares purchased through the Company's Employee Stock Purchase Plan and (2) shares held for you as the "beneficial owner" through a broker or bank.

    For each share of Series A Convertible Preferred Stock that you own of record as of the close of business on the Record Date, you will be entitled to cast one vote for each whole vote that you would have been entitled to cast had you converted your Series A Convertible Preferred Stock, as well as accrued but unpaid dividends, into shares of Common Stock as of the date immediately prior to the Record Date. For additional information, see "HOW MANY VOTES WILL I BE ENTITLED TO?" below.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND
    AS A BENEFICIAL OWNER?

A: Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

    STOCKHOLDER OF RECORD

    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (the "Transfer Agent"), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. The Company has enclosed or sent a proxy card for you to use.

    BENEFICIAL OWNER

    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held "in street name," and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting. However, as a beneficial owner, you are not the stockholder of record, and you may not vote these shares in person at the Meeting unless you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

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Q: HOW CAN I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?

A: Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

    Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.

Q: WHAT IS A REVERSE STOCK SPLIT?

A: Among the matters to be considered at the Meeting is a proposal to amend the Company's Amended and Restated Certificate of Incorporation to provide for a one-for-1,000 reverse stock split of the Common Stock issued as of the time the reverse stock split is effective. If approved, this proposal will enable the Company to "go private" and thus terminate its obligations to file annual and periodic reports and make other filings with the Securities and Exchange Commission (the "SEC"). The purpose behind the proposal and the benefits of "going private" include:

    - eliminating the costs associated with filing documents under the Securities Exchange Act of 1934, as amended (the "1934 Act") with the SEC; and

    - reducing the direct and indirect costs of administering stockholder accounts and responding to stockholder requests.

Q: WHAT DOES "GOING PRIVATE" MEAN?

A: The Company will have less than 300 stockholders of record, will be eligible for and will file for deregistration of its Common Stock and will become a "private company." In this regard, the Company, by going private, will no longer have to file periodic reports, such as annual, quarterly and other reports, with the SEC.

Q: HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A: Whether you hold your shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by signing your proxy card or, for shares held in street name, by signing the voting instruction card included by your broker or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "HOW ARE VOTES COUNTED?"

Q: CAN I CHANGE MY VOTE?

A: You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier dated proxy) or by attending the Annual Meeting and voting in person. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Q: HOW ARE VOTES COUNTED?

A: In the election of the director, you may vote "FOR" the nominee or your vote may be "WITHHELD" with respect to the nominee. For the other four proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted "FOR" the nominee to the Board, "FOR" the approval of the name change, "FOR" the approval of the reverse stock split, "FOR" the change in the minimum and maximum number of directors and "FOR"

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    permitting stockholders to act by written consent in lieu of a meeting, all in accordance with the recommendations of the Board.

Q: WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A: With respect to the election of one director, the director will be elected by a plurality, meaning the person who receives the highest number of "FOR" votes will be elected. The proposals to modify the number of permitted directors and to permit stockholders to act by written consent in lieu of a meeting require the affirmative vote of 66.67% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors at stockholders' meetings called for this purpose. All other proposals require the affirmative vote of a majority of those votes entitled to be cast at the Meeting. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION
    CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q: HOW CAN I OBTAIN AN ADMISSION TICKET FOR THE ANNUAL MEETING?

A: To request admission tickets to the Annual Meeting, please contact Michael
    Hartman, General Counsel and Secretary, at our corporate headquarters (999 Brickell Avenue, Suite #900, Miami, Florida 33131, (305) 938-3000). If you forget to bring an admission ticket, you will be admitted to the Meeting only if you are listed as a stockholder of record as of the close of business on the Record Date and you bring proof of identification. If you hold your shares through a broker or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership of Company stock by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of the Record Date.

Q: WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A: We will announce preliminary voting results at the Meeting and publish final results in a report on Form 8-K filed with the SEC.

Q: WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

A: Other than the five proposals described in this proxy statement, we do not expect any other matters to be presented for a vote at the Annual Meeting. If you grant us your proxy, the persons named as proxy holders, Jose Manual Tost and Ana Maria Lozano-Stickley, President and Chief Financial Officer, respectively, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Meeting. If for any unforeseen reason our nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by the Board.

Q: HOW MANY VOTES WILL I BE ENTITLED TO?

A: As of the close of business on February 5, 2003, the Record Date, we had issued and outstanding approximately 71,041,277 shares of Common Stock and 1,431,373 shares of Series A Convertible Preferred Stock. Each share of Common Stock is entitled to one vote per share. Each share of Series A Convertible Preferred Stock is entitled to cast one vote for each whole vote that the holder would have been entitled to cast had the holder converted his or her Series A Convertible Preferred Stock, as well as accrued but unpaid dividends, into shares of Common Stock as of the date

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    immediately prior to the Record Date. Each share of Series A Convertible
    Preferred Stock is generally convertible into ten (10) shares of Common Stock and accrues interest at a rate of 6% per annum compounded quarterly. Interest as of the end of any calendar quarter also accrues interest at the specified rate. Accordingly, on the Record Date the 1,431,373 shares of Series A Convertible Preferred Stock currently issued and outstanding had a right to cast approximately 15,842,249 votes at the Meeting, or approximately 18.3% of all votes eligible to vote at the Meeting.

Q: WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

A: The quorum requirement for holding the Meeting and transacting business is fifty percent (50%) of the issued and outstanding stock of the Company present in person or represented by proxy and entitled to be voted. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of the business at the Meeting. Abstentions also are counted as shares present and entitled to be voted and have the same effect as a negative vote (except abstentions have no effect on the election of directors). Broker non-votes, however, are not considered shares "entitled to vote" and thus have no effect on the outcome of any matters being voted upon at the Meeting. A "broker non-vote" occurs when a nominee holding shares for a beneficiary owner (i.e., a broker) does not vote on a particular proposal because the nominee does not have discretionary authority to vote on that particular item and has not received instructions from the beneficial owner.

Q: IS CUMULATIVE VOTING PERMITTED FOR THE ELECTION OF THE DIRECTOR?

A: No. There is no cumulative voting with respect to the election of the director.

Q: WHO WILL COUNT THE VOTES?

A: The Secretary will tabulate the votes and act as the inspector of election.

Q: WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

A: The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person or by telephone by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. We may consider retaining a proxy solicitation firm. In the event that we choose to retain such a firm, we will bear all of their fees, costs and expenses.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF
    STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may submit proposals for consideration at future stockholder meetings, including director nominations. In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year's annual meeting, the written proposal must be received by the Company no later than the 90th day prior to the scheduled date for such meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is made by the Company and must contain the information required by our bylaws. Such proposals also will need to comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials unless the Company has terminated its filing obligations and become a private company before such time. You may contact the Secretary of the Company at our headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

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                   SUMMARY TERM SHEET FOR REVERSE STOCK SPLIT

    The following summary briefly describes the reverse stock split. While this summary describes what we believe are the most material terms and features of the reverse stock split, the proxy statement contains a more detailed description of the terms. We encourage you to read the entire proxy statement and the documents we have incorporated by reference before voting. We have included section references to direct you to a more complete description of the topics described in this summary.

    If the reverse stock split is completed, stockholders holding fractional shares of Common Stock will receive a price per share in cash based upon the average closing price of Common Stock as quoted on Pink Sheets LLC's electronic quotation system for "Over the Counter" or "OTC" securities during the ten business days prior to the effective date of the reverse stock split for each fractional share of Common Stock but in no event will the amount be less than $0.01 per share of Common Stock. Stockholders with less than 1,000 shares of Common Stock before the reverse stock split will be cashed-out and will have no further equity interest in the Company. The total consideration to be paid as a result of the reverse stock split is expected to be approximately $41,000.

EFFECTS OF THE REVERSE STOCK SPLIT

    As a result of the reverse stock split:

    - stockholders who have fewer than 1,000 shares of Common Stock before the reverse stock split will receive cash in exchange for their shares of Common Stock and will no longer have any interest in our future earnings or growth;

    - stockholders who have more than 1,000 shares of Common Stock before the reverse stock split but whose total number of shares is not evenly divisible by 1,000 will receive cash in lieu of fractional shares;

    - the rates at which our outstanding shares of Series A Convertible Preferred Stock and Junior Non-Voting Convertible Preferred Stock,
      Series 1999A may be converted into shares of Common Stock (the current conversion rate is generally ten (10) shares for one (1) share and one
      (1) share for one (1) share, respectively) will be adjusted to reflect the reverse stock split;

    - we will have fewer than 300 registered holders of Common Stock, and therefore we will be eligible to terminate our obligation to continue filing periodic reports and proxy statements pursuant to the 1934 Act; and

    - our Common Stock should continue to be quoted on the Pink Sheets electronic quotation service, although there can be no guarantee that brokers will continue to quote our Common Stock.

    Please read "PROPOSAL THREE--PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK--Special Factors--Effect of the Proposed Reverse Split on Stockholders" beginning on page 24 and "PROPOSAL THREE--PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK--Special Factors--Effect of the Proposed Reverse Split on the Company" beginning on page 25.

THE PURPOSE AND BENEFITS OF THE REVERSE STOCK SPLIT

    If approved, the reverse stock split will enable the Company to go private and thus terminate its obligation to file annual and periodic reports and make other filings with the SEC. The purpose behind the proposal and the benefits of going private include (i) eliminating the costs associated with filing documents under the 1934 Act with the SEC and (ii) reducing the direct and indirect costs of administering stockholder accounts and responding to stockholder requests. In this regard, we estimate that the

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Company will save approximately $1,450,000 by going private. In addition, stockholders holding less than 1000 shares will benefit from the reverse stock split by receiving cash for their shares without having to pay brokerage commissions and other transaction costs.

    Please read "PROPOSAL THREE--PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK--Special Factors--Purpose of the Split Amendment" beginning on page 21.

DISADVANTAGES OF THE REVERSE STOCK SPLIT

    The disadvantages of the reverse stock split are that the Company will lose its ability to raise capital in the public securities markets, remaining stockholders will experience reduced liquidity for their shares of Common Stock, less public information about the Company will be available after the going private transaction, and stockholders who are cashed out as a result of this reverse stock split will be unable to participate in any future earnings or growth of the Company.

    Please read "PROPOSAL THREE--PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK--Special Factors--Effect of the Proposed Reverse Split on Stockholders" beginning on page 24 and "PROPOSAL THREE--PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK--Special Factors--Effect of the Proposed Reverse Split on the Company" beginning on page 25.

BOARD DETERMINATION OF THE FAIRNESS OF THE REVERSE STOCK SPLIT

    The Board has determined that the reverse stock split is advisable and in the best interests of the Company and its stockholders, as well as its unaffiliated stockholders, and recommends that you approve the reverse stock split.

    The Board believes that in its business judgment the reverse stock split is substantively fair to all stockholders, as well as unaffiliated stockholders, notwithstanding the absence of a review by special committee, retention of an independent representative of unaffiliated stockholders or appraisal by an independent third party financial advisor. The Board believes that its use of the Pink Sheets electronic quotation system is a reasonable method of determining a fair price of the Common Stock for the purpose of cashing out fractional shares. All stockholders (including those holders with less than 1000 shares whose shares may be cashed-out) and investors generally will have an opportunity both to evaluate all of the information contained herein and to compare the potential value of an investment in the Company with that of other available investments.

    The Pink Sheets electronic quotation service is a centralized quotation service that collects and publishes market maker quotes for "Over the Counter" or "OTC" securities in real time. It is not a stock exchange or a regulated entity. Price quotations are provided by OTC market makers. OTC securities are issued by companies that either choose not to, or are unable to, meet the standards for listing on a stock exchange such as the NASDAQ National Market ("NASDAQ") or the New York Stock Exchange. Many OTC securities are relatively illiquid or "thinly traded" which may increase volatility in the share price and make it difficult to sell an equity position at a later date. There can be no assurance that the market price of the Company's Common Stock, as reflected in the Pink Sheets electronic quotation system, reflects a correct or accurate valuation of the Company's Common Stock. Nonetheless, the Board has determined that the Pink Sheets quotations represent the most readily available and reliable determinant of the market price of the Company's Common Stock on any given day, and that reliance on the Pink Sheets quotations is a reasonable method of determining a fair price for the purpose of cashing out fractional shares following the reverse stock split.

    In reaching its determination that the reverse stock split is substantively fair to all stockholders, as well as unaffiliated stockholders, the Board considered alternative valuation methods such as net book value, going concern value and liquidation value. The Board considered these valuation methods less appropriate in determining the fairness of the reverse split. Notwithstanding this fact, the Board unanimously concluded that the reverse stock split, as a whole, is in the best interests of all its stockholders, as well as unaffiliated stockholders, and that a market based valuation was more appropriate than reliance on net book value, going concern value or liquidation value in view of the limited relevance of each of the other valuation alternatives.

    The Board believes that the transaction is procedurally fair because, among other things: (a) the reverse stock split is being effected in accordance with applicable requirements under Delaware law; (b) the Board elected to submit the reverse stock split to a vote of Company stockholders and subject it to the approval of holders of a majority of the votes entitled to be cast on the matter; (c) the Company's officers and directors as a group do not own of record or beneficially a sufficient number of shares to assure approval of the reverse stock split; (d) stockholders of the Company will have an opportunity to adjust the number of shares of Common Stock each holder owns by purchasing additional shares (subject to market conditions) to avoid being cashed-out and to continue as stockholders of the Company; and (e) stockholders can also divide or otherwise adjust their existing holdings, prior to the effective date of the reverse split, so as to be cashed-out with respect to some or all of their shares. After consideration of all the facts, all of the directors, none of whom are employees of the Company, determined that the proposed reverse stock split is procedurally fair to all stockholders, as well as unaffiliated stockholders.

    Please read "PROPOSAL THREE--PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK--Special Factors--Recommendation of the Board; Fairness of the Transaction" beginning on page 17.

REQUIRED VOTE ON THE REVERSE STOCK SPLIT

    The Board has elected to make the reverse stock split subject to approval by the affirmative vote of a majority of the votes entitled to be cast at the Meeting by holders of Common Stock and Series A Convertible Preferred Stock. Our officers and directors, as a group, beneficially own an aggregate of 1,358,078 shares of Common Stock and no shares of Series A Convertible Preferred Stock, which is approximately 2% of the outstanding shares of capital stock of the Company entitled to vote generally at the Meeting, and have stated that they intend to vote their shares for the reverse stock split. Other than the intent of our officers and directors to vote their shares for the reverse stock split, the Company has not obtained any assurances or agreements from any of its stockholders as to how they will vote on the reverse stock split.

OTHER TERMS AND FEATURES OF THE REVERSE STOCK SPLIT

    If the reverse stock split is effected, the net book value of the shares of Common Stock held by our officers and directors and holders of over 1,000 shares of Common Stock is expected to decrease by approximately 4%. In addition, the percentage beneficial ownership of our officers, directors and holders of over 1,000 shares of our Common Stock is expected to increase following the reverse stock split by less than 1% of shares outstanding.

    Pursuant to Delaware General Corporation Law, there will be no appraisal rights for dissenting stockholders. Under state escheat laws, any cash for fractional interests not claimed by the stockholder entitled to it may escheat to, and be claimed by, various states. See "PROPOSAL THREE--PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK--Special Factors--Appraisal Rights; Escheat Laws" beginning on page 29.

    Generally, for stockholders who have fewer than 1,000 shares of Common Stock before the reverse stock split, the receipt of cash for fractional shares will be treated for tax purposes in the same manner as if the shares were sold in the market for cash. For stockholders who will remain stockholders of the Company following the reverse stock split, the receipt of shares of new Common Stock will be treated as a tax-free reorganization and any cash received in lieu of fractional shares by such stockholders will be treated as "boot" for Federal income tax purposes. Accordingly, if the fair market value of the boot received and the new Common Stock exceeds a stockholder's total tax basis in its Common Stock, the gain will be recognized up to the amount of boot received. Please read "PROPOSAL THREE--PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK--Special Factors--Tax Consequences to Stockholders Who Are Cashed--Out in the Reverse Split" on page 28 and "PROPOSAL THREE--PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK--Special Factors--Tax Consequences to Stockholders Who Remain Stockholders of the Company on page 28.

    If you have more questions about the reverse stock split or would like additional copies of this proxy statement, you should contact Michael Hartman, General Counsel and Secretary of the Company at 305-938-3000.

                     MARKET FOR THE COMPANY'S COMMON STOCK

    Our Common Stock was quoted on NASDAQ under the symbol STRM as of our initial public offering on May 26, 1999 and ending on January 31, 2002. Following our announcement of plans to restate our financial statements, the NASDAQ Listing Qualifications Department determined to halt trading of our Common Stock on NASDAQ prior to the market opening on November 19, 2001. Subsequently, de-listing proceedings were commenced due to our failure to file a report on Form 10-Q for the period ended September 30, 2001, and effective as of the opening of business on February 1, 2002, our Common Stock was delisted from NASDAQ. Since the delisting, the Company's shares of Common Stock have been traded on the OTC securities market. The historical quotations provided by Pink Sheets LLC with respect to the price per share of the Company's Common Stock during the first and second quarters of 2002 are limited and the Company has not collected daily quotations.

    The following table sets forth the high and low close prices per share of the Common Stock as reported on NASDAQ through November 16, 2001, the last date on which shares of our Common Stock were traded prior to the suspension of trading. For subsequent periods, the Company has only limited and sporadic daily information about the price of its Common Stock. As of February 5, 2003, the last reported sale price on Pink Sheets LLC was $0.0001.

                                                                HIGH       LOW
                                                              --------   --------
2001(1)
Fourth Quarter (through November 16, 2001)..................   $ 0.37     $ 0.13
Third Quarter...............................................   $ 1.84     $ 0.16
Second Quarter..............................................   $ 2.94     $ 1.64
First Quarter...............................................   $ 5.19     $ 1.63

                                                                HIGH       LOW
                                                              --------   --------
2000
Fourth Quarter..............................................   $ 8.47     $ 1.50
Third Quarter...............................................   $19.50     $ 6.56
Second Quarter..............................................   $30.50     $14.13
First Quarter...............................................   $61.00     $28.63

------------------------

(1) Source: NASDAQ

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                       PROPOSAL ONE: ELECTION OF DIRECTOR

GENERAL

    The Company's Certificate of Incorporation provides for a classified Board consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of three directors. The class whose term of office expires at the Annual Meeting currently consists of one director. The director elected to this class will serve for a term of three years, expiring at the 2005 annual meeting of stockholders or until a successor has been duly elected and qualified. The nominee listed below is currently a director of the Company. If the nominee is elected, the Board will continue to consist of three directors, with each class consisting of one director.

    The nominee for election has agreed to serve if elected, and Company management has no reason to believe that such nominee will be unavailable to serve. In the event that the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee named below.

INFORMATION REGARDING NOMINEE FOR TERM ENDING UPON THE 2005 ANNUAL MEETING OF
  STOCKHOLDERS

    The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominee has been furnished to the Company by such nominee. Except as indicated, the nominee has had the same principal occupation for the last five years.

    Susan L. Segal, 49, has been a director of the Company since July 1997 and has been acting Chairman of the Board since November 2001. Ms. Segal is currently the Managing Member of Inspiration Partners LLC and a consultant for J.P. Morgan Partners. Ms. Segal previously served as Partner of J.P. Morgan Partners from 1996 until June 2002. At that firm, she was the Latin American Group Head from December 1996 until January 2001. From 1992 to 1996, Ms. Segal was a Senior Managing Director at Chase Securities Inc. responsible for Emerging Markets Investment Banking. She has more than 20 years of experience in emerging markets, particularly Latin America, where her responsibilities have included trading, capital markets and sovereign debt rescheduling. Ms. Segal is a member of the Council on Foreign Relations, the Advisory Board of Endeavor and the Boards of Directors of the Tinker Foundation and the Americas Society.
Ms. Segal received an M.B.A. from Columbia University and a B.A. from Sarah Lawrence College.

    Unless marked to the contrary, any proxies received will be voted FOR the election of Susan L. Segal as a director to serve until the 2005 annual meeting of stockholders.

RECOMMENDATION OF THE BOARD

    THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF SUSAN L. SEGAL AS DIRECTOR TO SERVE UNTIL THE 2005 ANNUAL MEETING OF STOCKHOLDERS.

    The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each director who is not a nominee for election at the Annual Meeting has been furnished to the Company by such directors.

INFORMATION REGARDING CONTINUING DIRECTORS FOR TERM ENDING UPON THE 2003 ANNUAL MEETING OF STOCKHOLDERS

    Douglas M. Karp, 47, has been a director of the Company since
September 1998. Mr. Karp has served as the managing partner of Pacific Partners LLC, a private equity and advisory firm, since August 2000. Prior to joining Pacific Partners, he was a Managing Director and a member of the Operating Committee of E.M. Warburg, Pincus & Co., LLC from 1991 to 2000. Prior to joining Warburg, Pincus, Mr. Karp was a Managing Director of Mergers and Acquisitions at Salomon Brothers Inc. from 1986 to 1991 and a manager with the Boston Consulting Group and founder of its New York office. Mr. Karp is a member of the Boards of Directors of Primus Telecommunications Group and several private companies.
Mr. Karp received a B.A. from Yale University and a J.D. from Harvard Law
School.

INFORMATION REGARDING CONTINUING DIRECTORS FOR TERM ENDING UPON THE 2004 ANNUAL MEETING OF STOCKHOLDERS

    Frederick R. Wilson, 40, has been a director of the Company since
July 1997. Mr. Wilson is currently Managing Partner of Flatiron Partners, a venture capital firm focused on early-stage, Internet-focused investments, as well as the Flatiron Fund 1998/99, Flatiron Fund, Flatiron Fund 2000, Flatiron Associates and is a general partner in F.J. Wilson Partners. Prior to founding Flatiron Partners in July 1996, Mr. Wilson was associated with Euclid Partners from 1986 to 1996. Mr. Wilson is a member of the Board of Directors of TheStreet.com, ITXC Corporation and a number of privately held companies. He received an M.B.A. from The Wharton School of Business at The University of Pennsylvania and a S.B. from the Massachusetts Institute of Technology.

COMPENSATION OF DIRECTORS

    Directors currently do not receive a stated salary from the Company for their service as members of the Board of Directors. By resolution of the Board, they may (but currently do not) receive a fixed sum and reimbursement for expenses in connection with their attendance at Board and committee meetings. We currently do not provide additional compensation for committee participation or special assignments of the Board. In the past, our directors have been granted options to purchase shares of Common Stock. However, during fiscal years 2001 and 2002, our non-management directors did not receive any grants of options to purchase shares of Common Stock.

         PROPOSAL TWO: AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "CYCLELOGIC, INC."

GENERAL

    On July 3, 2002 the Company sold substantially all of the assets associated with starmedia.com, the Company's Spanish- and Portuguese-language portal, and LatinRed, the Company's Spanish language online community (the "Media Assets"), to eresMas Interactive S.A. ("EresMas") for $8,000,000 in cash. As part of the terms of the sale to EresMas, the Company has agreed to cease using the "StarMedia" brand commercially and, subject to stockholder approval, to amend its certificate of incorporation to change its name. Since the sale, the Company operates commercially under the name "CycleLogic Mobile Solutions."

    The Board has adopted resolutions: (i) proposing to amend the Company's Amended and Restated Certificate of Incorporation to change the Company's name to "CycleLogic, Inc.," subject to stockholder approval (the "Name Amendment");
(ii) declaring the Name Amendment to be advisable and in the best interests of the Company and its stockholders and (iii) calling for submission of the Name Amendment for approval by the Company's stockholders at the Meeting.

PROPOSED AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

    The following is the text of Article I of the Company's Amended and Restated Certificate of Incorporation, as proposed to be amended by the Name Amendment:

        "1. The name of the corporation (the "Corporation") is CycleLogic, Inc."

PURPOSE AND EFFECT OF THE NAME AMENDMENT

    The Board believes that it is in the Company's best interest to change the Company's name for the following reasons:

    - Following the sale of the Media Assets to EresMas, the Company no longer operates any products or services using the StarMedia name.

    - The Company's cessation of use of the "StarMedia" name was a condition to EresMas's agreement to purchase the Media Assets on the terms agreed between the parties. If the Company had been unwilling to cease using the StarMedia name, it may have reduced the purchase price that the Company received for the Media Assets. In addition, under the terms of our agreement with EresMas, if the Company fails to change its name, EresMas will have the right to seek indemnification from the Company for damages, if any, resulting from the Company's continued use of the name "StarMedia Network, Inc."

    - Due in large part to the Company's restatement of its financial statements for the year ended December 31, 2000 and for the quarters ended March 31, 2000 and June 30, 2000, as well as the Company's failure to make timely filings of its Report on Form 10-Q for the quarter ended September 30, 2001, Report on Form 10-K for the year ended December 31, 2001, and Report on Form 10-Q for the quarter ended March 31, 2002, the StarMedia brand suffered substantial deterioration in value and, in the view of Company management and the Board, currently has a negative market image.

    - Following the sale of the Media Assets and the Company's decision to focus its resources on its mobile solutions business, Company management and the Board determined that it was preferable for the Company to operate under a new name. The Company currently operates under the names "CycleLogic" and "CycleLogic Mobile Solutions" and is authorized to conduct business under the name "CycleLogic, Inc." in Delaware, New York and Florida.

    Following stockholder approval of the Name Amendment and the name change taking effect, the Company's name will be "CycleLogic, Inc."

VOTE NECESSARY TO APPROVE THE AMENDMENT

    The affirmative vote of a majority of the votes entitled to be cast at the Meeting is necessary to approve the Name Amendment.

RECOMMENDATION OF THE BOARD

    THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "CYCLELOGIC, INC." UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" APPROVAL OF THE NAME AMENDMENT.

PROPOSAL THREE: PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE
                OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
                              OF THE COMMON STOCK

    The Board has unanimously adopted resolutions declaring the advisability of, and submits to the stockholders for approval, an amendment to the Amended and Restated Certificate of Incorporation (the "Split Amendment") effecting a reverse stock split of all shares of Common Stock issued as of midnight (Eastern
Time) on the date the Split Amendment is filed with the Delaware Secretary of State (the "Effective Date"), pursuant to which each 1,000 shares of Common Stock then issued will be converted into one share of Common Stock (the "Reverse Split"). In lieu of issuing fractional shares that will result from the Reverse Split to stockholders of record holding (i) less than 1,000 shares immediately prior to the Reverse Split or (ii) a number of shares that is not evenly divisible by 1,000, the Company will make a cash payment based on the average daily closing price per share of the Common Stock as quoted on Pink Sheets LLC's electronic quotation system for OTC securities for the ten trading days immediately preceding the Effective Date, as discussed below. In no event, however, will a stockholder be paid less than $0.01 per share of Common Stock.

    The Effective Date, which will provide the time frame for determining the amount of the Purchase Price (as defined below), shall in no event occur later than 30 days following the date of the Annual Meeting. Upon consummation of the Reverse Split, the conversion rates at which the Company's convertible preferred stock may be converted into Common Stock will be adjusted in order to reflect the Reverse Split. These adjustments will be made with respect to each series of convertible preferred stock that is outstanding in accordance with their respective certificate(s) of designation defining their rights and preferences.

    The filing of the Split Amendment and the consummation of the Reverse Split, including the making of cash payments to stockholders whose shares of Common Stock are converted into less than a whole share of Common Stock in the Reverse Split, are collectively referred to herein as the "Transaction."

    The net effect of the Transaction on the holders of Common Stock and Company preferred stock will be as follows:

STOCKHOLDER AS OF EFFECTIVE DATE                  NET EFFECT AFTER TRANSACTION
--------------------------------                  ----------------------------
Registered holders of 1,000 or    Each 1,000 shares Common Stock held prior to the Reverse
more shares of Common Stock in a  Split will be converted into one (1) share of Common Stock.
record account immediately prior  For any remaining shares that would otherwise convert into
to the Reverse Split.             less than a whole share, the Company will make a cash
                                  payment in lieu of issuing any fractional shares. See
                                  "PROPOSAL THREE--PROPOSAL TO AMEND THE COMPANY'S AMENDED AND
                                  RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE
                                  STOCK SPLIT OF THE COMMON STOCK--Special Factors--Cash
                                  Payment in Lieu of Fractional Shares" beginning on page 22.

Registered holders of less than   Each share of Common Stock will be cashed-out at a price
1,000 shares of Common Stock in   based on the average closing price of the Common Stock
a record account immediately      during the ten days prior to the Reverse Split. You will not
prior to the Reverse Split.       have to pay any commissions or other fees in connection with this cash-out. Holders of these shares will not have any
                                  continuing equity interest in the Company. See "PROPOSAL
                                  THREE--PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED
                                  CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
                                  OF THE COMMON STOCK--Special Factors--Cash Payment in Lieu
                                  of Fractional Shares" beginning on page 22.

Holders of Junior Non-Voting      Under the terms of the Certificate of Designation for the
Convertible Preferred Stock,      Company's Junior Non-Voting Convertible Preferred Stock,
Series 1999A                      Series 1999A, the conversion rate specified for this series of preferred stock will become 1,000 shares of preferred
                                  stock to one (1) share of Common Stock. (The conversion rate is currently one (1) share of preferred stock to one (1)
                                  share of Common Stock.)

Holders of Series A Convertible   Under the terms of the Certificate of Designation for the
Preferred Stock                   Company's Series A Convertible Preferred Stock, the
                                  conversion rate specified for this series of preferred stock will become 100 shares of preferred stock to one (1) share of Common Stock. (The conversion rate is currently one (1)
                                  share of preferred stock to ten (10) shares of Common
                                  Stock.)

    ANY HOLDER OF RECORD OF LESS THAN 1,000 SHARES OF COMMON STOCK WHO DESIRES TO RETAIN AN EQUITY INTEREST IN THE COMPANY AFTER THE EFFECTIVE DATE MAY DO SO BY PURCHASING, PRIOR TO THE EFFECTIVE DATE, A SUFFICIENT NUMBER OF SHARES OF COMMON STOCK IN THE OPEN MARKET SUCH THAT THE TOTAL NUMBER OF SHARES HELD OF RECORD IN HIS NAME IMMEDIATELY PRIOR TO THE REVERSE SPLIT IS EQUAL TO OR GREATER THAN 1,000. HOWEVER, DUE TO THE LIMITED TRADING MARKET FOR THE COMMON STOCK, IT IS POSSIBLE THAT A STOCKHOLDER DESIRING TO RETAIN AN EQUITY INTEREST IN THE COMPANY MAY NOT BE ABLE TO PURCHASE, AT A FAIR PRICE, IF AT ALL, ENOUGH SHARES TO RETAIN AN EQUITY INTEREST IN THE COMPANY. ANY BENEFICIAL OWNER OF LESS THAN 1,000 SHARES WHO IS NOT A HOLDER OF RECORD AND WHO DESIRES TO HAVE HIS SHARES EXCHANGED FOR CASH PURSUANT TO THE TRANSACTION SHOULD INSTRUCT HIS BROKER TO

TRANSFER HIS SHARES INTO HIS NAME IN A TIMELY MANNER SO THAT SUCH BENEFICIAL OWNER WILL BE DEEMED A HOLDER OF RECORD IMMEDIATELY PRIOR TO THE REVERSE SPLIT.

                                SPECIAL FACTORS

BACKGROUND OF THE REVERSE SPLIT

    As of the January 9, 2003, approximately 294 record holders of Common Stock, or approximately 66% of the total number of record holders, owned less than 1,000 shares of Common Stock. In addition, such record holders owning less than 1,000 shares own in the aggregate less than 0.1% of the outstanding shares of Common Stock. Based on the average daily closing price per share of the Common Stock on Pink Sheets LLC's electronic quotation service for OTC securities for the ten trading days immediately preceding the Record Date of approximately $0.0014, ownership of 1,000 shares of Common Stock has a market value of approximately $1.40. However, the actual amount paid for fractional shares will be based on the average daily last sales price per share of the Common Stock on Pink Sheets LLC's electronic quotation service for OTC securities for the ten days immediately preceding the Effective Date of the Reverse Split, if approved, but in no event will the amount be less than $0.01 per share of Common Stock.

    The Board believes that the disadvantages of remaining a public company outweigh any advantages. The Company incurs direct and indirect costs associated with compliance with the SEC's filing and reporting requirements imposed on public companies. The Company believes these annual costs would amount to approximately $1,450,000 if the Company were to remain public. In addition, the Company expects the various costs associated with remaining a public company will continue to increase in light of new legislation enacted on July 30, 2002, relating to corporate governance and accounting practices. The Company also incurs substantial indirect costs as a result of, among other things, management's time expended in preparing and reviewing such filings. The Board believes that in light of the Company's business and circumstances, these costs could have a material adverse effect on the Company's prospects. At the same time, the Board believes that the Company will not benefit significantly from remaining public. The Board has no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using its stock as the consideration for any such acquisition, and the Company is therefore unlikely to take advantage of its current status as a public company for these purposes. In addition, the Company's securities are not currently listed on a stock exchange such as the NASDAQ that would otherwise require the Company to continue reporting and filing reports as a public company, and the Board has no present intention to have the Company listed on a stock exchange. The Company's shares will continue to qualify for quotation as an OTC security on the Pink Sheets once the Company is private although there is no guarantee that the Company will continue to be quoted on the Pink Sheets electronic quotation system in the future. In light of the foregoing, the Board believes that it is in the best interests of the Company and its stockholders, as well as unaffiliated stockholders, to change the status of the Company to a private company at this time.

    The cost of administering each stockholder's account and the amount of time spent by Company management in responding to stockholder requests is the same regardless of the number of shares held in the account. Accordingly, the burden to the Company of maintaining many small accounts is disproportionately high when compared with the total number of shares involved. Unlike many public companies, the Company does not have employees assigned to managing investor relations. Instead, the Company's executive officers respond directly to stockholder requests, and time spent fulfilling these duties limits the time that such officers are able to allocate to other aspects of managing the Company. Therefore, Company management believes that it would be beneficial to the Company and its stockholders as a whole to eliminate the administrative burden and cost associated with the approximately 294 record stockholder accounts containing less than 1,000 shares of Common Stock.

    Since the Company is unable to locate certain of its stockholders with small holdings, the Board believes it would be unable to acquire the shares of Common Stock of such stockholders by means of a tender offer in order to realize the savings described above. Accordingly, if the Company is to acquire these shares, the Board believes it must do so by means of the Reverse Split.

    During July 2002, following the disposition of the Company's www.starmedia.com Internet portal and other Internet properties, and its increased focus on the mobile solutions business, members of management and the Board began to consider and explore all business strategies and alternatives for the Company and its stockholders going forward. On August 8, 2002, the Board met in a meeting at which all directors were present and formally discussed for the first time the possibility of changing the Company's status from a public to a private company and the various means by which that could be accomplished, which are described below.

    Going private was not the purpose for, nor the motivation behind, the sale of the Company's internet properties. Rather, the Board's decision to evaluate the possibility of going private was prompted by its review of the Company's business plan and its financial state following the sale of its Internet properties. As part of that analysis, the Board considered the relative advantages and disadvantages of continuing as a public company to both the Company and its stockholders, particularly in light of the anticipated costs of continuing as a public company, which the Board considered would be very significant as a percentage of projected revenues and expenses following the sale of the Internet properties. The Board continued to consider the possibility of going private, and on September 11, 2002, the Board met again, with all directors being present, and after consultation with its outside legal counsel and management, determined that the Reverse Split was the most efficient means to reduce the number of stockholders to permit the Company to go private. The Board determined based on the number of stockholders with a nominal number of shares that the reverse stock split ratio of one-for-1000 shares of Common Stock was the appropriate ratio to ensure a reduction in the number of record holders to fewer than 300 persons.

    Approximately 199,934,000 shares of Common Stock will be authorized but unissued after the Transaction. The number of shares held by the Company as treasury shares is expected to be approximately 9,200 shares (on a post-split basis), based on record ownership of Common Stock as of January 13, 2003. At this time, the Company has no current specific plans to issue Common Stock other than pursuant to the 1998 Stock Option Plan and 2000 Stock Incentive Plan or in connection with any eventual conversions of preferred stock. Nonetheless, the Board is considering a plan under which the Company would issue options to Company employees. However, any such issuance would be in accordance with and subject to the 1998 Stock Option Plan and the 2000 Stock Incentive Plan. See "EXECUTIVE OFFICERS AND COMPENSATION--Security Ownership of Certain Beneficial Owners and Management" beginning on page 42.

    The Board believes that the decrease in outstanding shares of Common Stock as a result of the Transaction is in the best interests of the Company and its stockholders, and that the high number of outstanding shares of Common Stock and the low trading price thereof impairs the acceptability of the Common Stock by the financial community and the investing public. The Company believes that the Split Amendment, by reducing the number of outstanding shares of Common Stock, should increase the per share market price accordingly. It is possible, however, that any increase in per share market price may be proportionately less than the decrease in the number of outstanding shares.

RECOMMENDATION OF THE BOARD; FAIRNESS OF THE TRANSACTION

    The Board believes that the Transaction, taken as a whole, is fair to, and in the best interests of the Company and its stockholders, as well as unaffiliated stockholders, as discussed below, regardless of whether a stockholder receives cash in lieu of fractional shares, shares of new Common Stock, or both cash and shares of new Common Stock. The Board also believes that the process for approving the Transaction is procedurally fair. The Board recommends that stockholders vote for approval and adoption of the Split

Amendment. Each Board member and each Company officer who owns shares of Company stock has advised the Company that he/she intends to vote those shares in favor of the Split Amendment.

    The Board has retained for itself the absolute authority to reject (and not implement) the Split Amendment (even after approval thereof) if it determines subsequently that the Split Amendment is not then in the best interests of the Company and its stockholders. If for any reason the Split Amendment is not approved, or, if approved, is not implemented, the Common Stock will not be deregistered until such time as the Company otherwise is eligible to do so.

    The Board considered a number of factors in determining whether it was in the best interests of the Company and its stockholders to undertake a transaction to reduce the number of stockholders to fewer than 300 record holders in order to terminate the registration of its Common Stock under the 1934 Act. The Board reviewed and discussed the cost savings to be achieved by terminating the registration of the Common Stock, and the anticipated effect of such savings on the Company's total expenses and future prospects. The Board also considered the time and effort currently required of Company management in complying with the reporting and other requirements associated with continued registration of the Common Stock under the 1934 Act. The Board considered the effect that terminating the registration of the Common Stock might have on the market for the Common Stock and the ability of stockholders to buy and sell shares. The Board determined that the cost savings and reduced burden on Company management that could be achieved by terminating registration of the Common Stock under the 1934 Act outweighed any potential detriment from deregistration.

    The Board considered several alternative transactions to accomplish the reduction in the number of stockholders to fewer than 300 record holders and ultimately determined that the Split Amendment is the preferred method. Company management conducted an analysis of the Company and in doing so considered the following alternative strategies:

        (a) A cash tender offer, but the Board believes that it would not result in the purchase of a sufficient number of shares to reduce the number of holders to accomplish the going private objectives because many stockholders with a small number of shares would not make the effort to tender their shares and the cost of completing the tender offer could be significant in relation to the value of the shares sought to be purchased; and

        (b) A purchase of shares in the open market, but the established trading market for the Common Stock is characterized by relatively low volume and limited participation (as compared to a stock exchange such as the NASDAQ), and thus it is highly unlikely the Company could acquire shares from a sufficient number of holders to accomplish the Board's objectives.

    The Board has determined that the Reverse Split proposal is the most expeditious and economical way of changing the Company's status from that of a reporting company to that of a private, non-reporting company. In addition to the matters discussed above, the Board considered the opportunity presented by the Transaction to provide stockholders of record owning fewer than 1,000 shares immediate liquidity for their holdings without incurring brokerage costs, particularly in light of the relatively illiquid market for shares of the Common Stock. The Company has not sought, and has not received, any proposals from any unaffiliated persons for the merger or consolidation of the Company, or for the sale or other transfer of all or any substantial portion of the Company's current assets, or for securities of the Company that would enable the holder thereof to exercise control of the Company. See "PROPOSAL THREE--PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK--Special Factors--Background of the Reverse Split" on page 16.

    The Company did not obtain an independent fairness opinion in connection with the proposed Reverse Split, and no independent committee of the Board reviewed the fairness of the Transaction. No unaffiliated representative was retained to act on behalf of the unaffiliated stockholders for the purpose of negotiating the terms of the Transaction or to prepare a report addressing the fairness of the Transaction by the Company or by a majority of directors who are not employees of the Company. The Company did not obtain any report, opinion or appraisal from an outside party relating to the consideration or the fairness of the consideration to be paid to stockholders holding fewer than 1,000 shares of Common Stock of record in any one account or the fairness of the Transaction to the Company and its remaining stockholders. The Board determined that the cost of obtaining a fairness opinion would be prohibitively high given the small number of shares involved in the Transaction and the low price at which the Common Stock currently trades. While the Board was generally aware of the historical prices for the Company's stock, it did not deem such prices particularly relevant in reaching its fairness determination because: (i) there have been significant changes in the overall securities markets and valuations for securities of companies in the same industry as the Company; (ii) the Company's historical stock prices reflect market valuations at a time before the Company sold its internet assets; and (iii) the Board's reasonable belief that the market prices for the Company's stock are not likely to return to their former levels at any time in the near future. The Transaction is expected to result in the cash-out of approximately 4,100,000 shares of Common Stock (on a pre-Split basis) at the Purchase Price (currently estimated to be $0.01 per share), for a total purchase price approximating $41,000.

    The Board believes that in its business judgment the Transaction is substantively fair to all stockholders, as well as unaffiliated stockholders, notwithstanding the absence of a review by special committee, retention of a representative of stockholders or third party appraisal. Present stockholders (including those whose shares are expected to be cashed-out) and investors generally will have an opportunity both to evaluate all of the information contained herein and to compare the potential value of an investment in the Company with that of other available investments.

    In addition to the alternative transactions that the Board considered, as described above, the Board also considered alternative methods for valuing our Common Stock and in reaching its determination that the Transaction is substantively fair to all our stockholders, as well as unaffiliated stockholders, that might either own fewer than 1000 shares of Common Stock or unaffiliated stockholders that will continue to hold an equity interest in the Company after the Transaction.

    As part of its evaluation, the Board focused on, among other things, the fairness of the Transaction to unaffiliated holders of fewer than 1,000 shares of Common Stock who will receive a price per share in cash in lieu of fractional shares based upon the average of the closing price of Common Stock as quoted on Pink Sheets LLC's electronic quotation system for the ten business days prior to the Effective Date of the Reverse Split. In no event, however, will the amount be less than $0.01 per share of Common Stock. Although the Board considered its use of prevailing market price and Pink Sheets quotations as the most appropriate measure of value for the fractional shares, it recognized that the Common Stock is thinly traded, has a limited number of market makers, and is in a market with which investors are generally less familiar, as opposed to a national exchange such as the NYSE and NASDAQ, all of which may affect the price of shares traded in this market.

    In determining to rely on prevailing market price as the measure of value for cashing out fractional shares, the Board considered that the weighted average sale price of $0.008 per share reported by Pink Sheets LLC's electronic quotation service for our Common Stock during the months of August and September 2002 ("Current Market Price") reflected a substantial premium to our net book value of approximately -$0.34 per share at September 30, 2002. The Board acknowledges that there is a significant risk that the Company will not continue as a going concern. Accordingly, the Board determined that any effort to apply this traditional valuation method, which assumes that the Company will continue as a going concern, would be inappropriate under current circumstances. In addition, the absence of any contemporary earnings history also makes any alternative valuation for cashing out fractional shares equally inappropriate in the Board's view.

    The Board also considered using liquidation value as an alternative measure of value per share in connection with cashing out fractional shares. As of September 30, 2002, the Company's primary assets had a book value of approximately -$24,190,000 and the Company estimates that their fair market value could be less than their book value. The Company has never reported profits and faces significant financial and other obstacles that must be overcome in order for us to become profitable. An orderly liquidation of the Company over a reasonable period of time would require that a significant portion of the value of our assets be allocated to paying liabilities of the Company and liquidation expenses. Any remaining assets would be distributed to holders of common and preferred shares. Under the terms of the Company's
Series A Convertible Preferred Stock, holders of this class of preferred stock have a liquidation preference that would require that they receive $25.50 per share plus accrued and unpaid dividends before any distribution may be made to holders of Common Stock. As of September 30, 2002, the aggregate amount of assets required to satisfy this liquidation preference was approximately
$39 million. Because this amount clearly exceeds the estimated proceeds of an orderly liquidation, the Board determined that the liquidation value of Common Stock was $0.00 per share, and that it was more favorable to cash-out fractional shares at a price determined based on prevailing market prices.

    In reaching its determination on the substantive fairness of the Transaction, the Board did not assign any specific weights to the foregoing alternatives. On the cumulative import of the alternatives, the Board unanimously concluded that the Transaction as a whole is in the best interests of the Company and is fair to all its stockholders, as well as unaffiliated stockholders, from a substantive point of view. In selecting a valuation method for the cash-out of fractional shares, the Board concluded that a market based valuation was more appropriate than reliance on net book value, going concern value or liquidation value in view of the limited relevance of each alternative.

    The Board did not appoint an independent committee, engage an independent representative or retain an investment bank or other financial adviser to represent the interests of unaffiliated stockholders of our Common Stock in connection with the Transaction. The Board considered several alternative transaction structures, as described above, to accomplish a reduction in the number of our record holders to fewer than 300 but unanimously opted for the Reverse Split as the simplest and least expensive approach. The Board considered but rejected a structure requiring approval not only from holders of a majority of our outstanding shares but also from a majority of unaffiliated stockholders. However, the Board considered the fact that the number of shares held by affiliated stockholders was not sufficient to approve this transaction.

    Despite the absence of an independent committee, representative or third party appraisal and the lack of a separate voting requirement for approval from unaffiliated stockholders, the Board believes that the Transaction is procedurally fair to unaffiliated stockholders because, among other things:

    - The Reverse Split is being effected in accordance with all applicable requirements of Delaware law and our organizational documents.

    - The Board elected to submit the Transaction to a vote of Company stockholders and subject it to the approval of a majority of the votes entitled to be cast on the matter in order to consummate the Reverse Split, recognizing that record stockholders cashed out in the Transaction hold a nominal percentage of the vote.

    - Our officers, directors and affiliated stockholders as a group do not own a sufficient number of shares to assure approval of the Transaction.

    - Other than the expressed intent of our officers and directors to vote their shares of Common Stock for the Split Amendment, the Company has not obtained any prior assurances from any of its stockholders regarding the vote on the Split Amendment.

    - Between the date of this proxy statement and the effective date of the Reverse Split, all of our stockholders will have an opportunity to adjust the number of shares of Common Stock they will own as of the Effective Date. In this way, holders who would otherwise be cashed out can become continuing holders and holders of more than 1,000 shares can divide or otherwise adjust their holdings into amounts evenly divisible by 1,000.

    - The approximately 4% decrease in the net book value per share that remaining unaffiliated stockholders may encounter and the reduction in available information about the Company will be offset by the approximately 4% increase in beneficial ownership that may be experienced by remaining unaffiliated stockholders.

    The Board also took into consideration the following additional factors:

    - Although holders of shares that are cashed out in lieu of issuance of fractional shares will receive cash consideration for their shares, the remaining stockholders will bear the burden of the expenses of the Transaction, reduced liquidity and greater uncertainty regarding the price they may receive for their shares in the event they attempt to liquidate their investment of Common Stock.

    - As of the Effective Date, stockholders who own fewer than 1,000 shares of Common Stock are expected to account for less than 4% of our outstanding capital stock.

    After consideration of all the facts, all of the directors, none of whom are employees of the Company, determined that the proposed Split Amendment, taken as a whole, is fair to, and in the best interests of the Company and its stockholders, as well as unaffiliated stockholders.

    Although stockholders who are not cashed out in the Transaction will indirectly bear the transaction costs associated with taking the Company private, the Board believes that such expenses will be offset by the anticipated savings of approximately $1,450,000 on an annual basis once the Company is private. None of the directors is expected to adjust his/her holdings so as to become a cashed-out stockholder, but the Board believes, in making their decision to base the Purchase Price on the ten day average trading price and being aware that the Transaction will affect both continuing stockholders as well as stockholders who are cashed-out, that it acted in accordance with its fiduciary duties to the Company and its stockholders.

    The Board believes that the disadvantages of remaining a public company outweigh any advantages. The Board has no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using stock as the consideration for any such acquisition. Accordingly, the Company is not likely to take advantage of its current status as a public company to raise capital. Nonetheless, as a private company, the Company may still use Common Stock or Company preferred stock to raise additional capital in private placements or otherwise facilitate acquisitions.

PURPOSE OF THE SPLIT AMENDMENT

    The purpose of the Reverse Split is to cash-out the equity interests in the Company of each of the approximately 294 record holders of Common Stock that, as of the Effective Date, own fewer than 1,000 shares of Common Stock in any discrete account at a price determined to be fair by the entire Board in order
(i) to eliminate the cost of maintaining small stockholder accounts, (ii) to permit small stockholders to receive cash for their shares without having to pay brokerage commissions or other fees and (iii) to reduce the number of stockholders of record of the Company to fewer than 300 persons in order to relieve the Company of the administrative burden and cost and competitive disadvantages associated with filing reports and otherwise complying with the requirements under the 1934 Act, by deregistering its Common Stock under the 1934 Act. If the Split Amendment is approved and implemented, the officers and directors of the Company who own more than 1,000 shares of Common Stock may benefit by an approximately 6% increase in their percentage beneficial ownership of Common Stock while incurring an approximately 6% decrease in the net book value of their holdings per share. However, following the deregistration of the Common Stock under the 1934 Act, there will be limited public information concerning the Company. The Transaction will provide those registered stockholders with fewer than 1,000 shares of Common Stock with a cost-effective way to cash-out their investments in the Company, because the Company will pay all transaction costs in connection with the Reverse Split. Moreover, the Company will benefit from substantial cost savings (as described below) as a result of the Transaction.

    The Company incurs direct and indirect costs associated with compliance with the SEC's filing and reporting requirements imposed on public companies. The Company also incurs substantial indirect costs as a result of, among other things, management's time expended in preparing and reviewing such filings. Since the Company has relatively few executive personnel, these indirect costs can be substantial. Based on the Company's experience in prior years, the direct annual costs resulting from the Company being a public company are estimated as follows:

Independent Auditors........................................  $  220,000
SEC Counsel.................................................  $  360,000
Transfer Agent, Printing and Mailing........................  $  100,000
Insurance...................................................  $  720,000
Other.......................................................  $   50,000
                                                              ----------
  Total.....................................................  $1,450,000
                                                              ==========

    Estimates of the annual savings expected to be realized if the Split Amendment is implemented are based upon (i) the actual costs to the Company of the services and disbursements in each of the above categories that were reflected in its recent historical financial statements and (ii) the allocation to each category of its management's estimates of the portion of the expenses and disbursements in such category believed to be solely or primarily attributable to the Company's public reporting company status. In some instances, Company management's estimates were based on information provided or upon verifiable assumptions. For example, its auditors have informed the Company, informally, that there will be a reduction in auditing fees if the Company ceased to be public, and further, there will be no need for SEC counsel if the Company no longer files reports with the SEC. Other estimates were more subjective (E.G., the savings in transfer agent's fees that could be expected because of the 60% plus reduction in the number of accounts to be handled by the transfer agent, the lower printing and mailing costs attributable to such reduction and the less complicated disclosure required by the Company's private status, the need for fewer directors' meetings (and the consequent reduction in associated expenses), and the reduction in direct miscellaneous clerical and other expenses (E.G., the word processing, edgarizing, telephone and fax charges associated with SEC filings) and the elimination of the charges imposed by brokers and banks to forward materials to beneficial holders).

    The estimates set forth above are just that-estimates, and the actual savings to be realized may be higher or lower than estimated above. The Company expects that if it becomes private before its Report on Form 10-K for the year ended December 31, 2002 is otherwise due, then it will not be required to file such report and as a result a portion of the estimated savings could be realized in the current fiscal year due to reductions in audit and legal fees associated with the preparation of the Report. In addition, the Company expects the various costs associated with remaining a public company will continue to increase in light of new legislation enacted on July 30, 2002 relating to corporate governance and accounting practices. Based on the Company's size and resources, the Board does not believe the costs associated with remaining a public company are justified. In light of these disproportionate costs, the Board believes that it is in the best interests of the Company and its stockholders, as well as unaffiliated stockholders, to eliminate the administrative burden and costs associated with these small record accounts.

CASH PAYMENT IN LIEU OF FRACTIONAL SHARES

    In lieu of issuing the fraction of a share of Common Stock that will result from the Reverse Split to each holder of record holding (i) less than 1,000 shares or (ii) a number of shares that is not evenly divisible by 1,000, the Company will value each outstanding share of Common Stock held at the close of business on the Effective Date at the average daily last sales price per share of the Common Stock on Pink Sheets LLC's electronic quotation service for OTC securities for the ten trading days immediately preceding the Effective Date (the "Purchase Price"), but in no event will the amount be less than $0.01 per share of Common Stock. As of the Record Date, the last reported sales price of the Common Stock was $0.0001. However, since the Effective Date is later than the date of the Annual Meeting, the Purchase Price received for the Common Stock may be less than the price of the Common Stock at the time of the Annual Meeting, but in no event will the amount be less than $0.01 per share of Common Stock. The Effective Date will not be later than 30 days following the date of the Annual Meeting, although the Effective Date may be less than 30 days following the date of the Annual Meeting.

    The Pink Sheets electronic quotation service is a centralized quotation service that collects and publishes market maker quotes for OTC securities in real time. It is not a stock exchange or a regulated entity. Price quotations are provided by OTC market makers. OTC securities are issued by companies that either choose not to, or are unable to, meet the standards for listing on a stock exchange such as NASDAQ or the NYSE. Many OTC securities are relatively illiquid or "thinly traded" which may increase volatility in the share price and make it difficult to sell an equity position at a later date. There can be no assurance that the market price of the Company's Common Stock, as reflected in the Pink Sheets electronic quotation system reflects a correct or accurate valuation of the Company's Common Stock. Notwithstanding the foregoing, the Board has determined that the Pink Sheets quotations represent the most readily available and reliable determinant of the market price of the Company's Common Stock on any given day, and that reliance on the Pink Sheets is a reasonable method of determining a fair price for the purpose of cashing out fractional shares following the reverse stock split. Although the Board considers its use of the prevailing market price as reported on the Pink Sheets electronic quotation service as the most appropriate measure of value for the fractional shares, it recognized that the Common Stock is thinly traded with a limited number of market makers. Nonetheless, the Board also took into consideration that stockholders will have an opportunity to purchase additional shares at a relatively low cost, subject to existing market conditions, in order to avoid being cashed-out at the Purchase Price.

    The Board has retained for itself the absolute authority to reject (and not implement) the Split Amendment (even after approval thereof) if it determines subsequently that the Split Amendment is not then in the best interests of the Company and its stockholders. If the Purchase Price increases significantly, the Board may determine that the Transaction is no longer in the best interests of the Company and its stockholders and may elect not to file the Split Amendment with the Delaware Secretary of State and not to proceed with the Transaction.

    If the Transaction occurs, each stockholder of record holding less than 1,000 shares of Common Stock immediately prior to the Reverse Split will be entitled to receive, in lieu of the fraction of a share resulting from the Reverse Split, cash in the amount of the Purchase Price multiplied by the number of shares of Common Stock held by such stockholder immediately prior to the Reverse Split. Each stockholder of record holding more than 1,000 shares of Common Stock immediately prior to the Reverse Split will be entitled to receive (if applicable), in lieu of any fraction of a share resulting from the Reverse Split, cash in the amount of the Purchase Price multiplied by the fraction of a share of Common Stock that would otherwise be issuable to such stockholder after giving effect to the Reverse Split. All amounts payable to stockholders will be subject to applicable state laws relating to abandoned property. No service charges or brokerage commissions will be payable by stockholders in connection with the Transaction. The Company will not pay interest on cash sums due to any stockholder pursuant to the Transaction.

    Promptly following the consummation of the Reverse Split on the Effective Date, the Company will mail a letter of transmittal to each stockholder of record. The letter of transmittal will contain instructions for the surrender of Common Stock certificates to the Company's exchange agent in exchange for, as applicable, new stock certificates and a cash payment in lieu of the fractional share into which each such holder's shares of Common Stock were converted in the Reverse Split. No cash payment will be made to any such stockholder until he has surrendered his outstanding certificate(s), together with the letter of transmittal, to the Company's exchange agent. No interest will be paid on the cash payment for fractional shares. No appraisal rights are available under the Delaware General Corporation Law, the Company's By-laws or its Charter to any stockholders who dissent from the proposed Transaction. See "PROPOSAL

THREE--PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK--Special Factors--Appraisal Rights; Escheat Laws" at page 29.

SOURCE OF FUNDS AND FINANCIAL EFFECT OF THE TRANSACTION

    The Transaction and the use of approximately $200,000 cash to complete the Reverse Split, which includes professional fees and other expenses related to the Transaction and payments to be made in lieu of issuing fractional shares, are not expected to have a material adverse effect on the Company's capitalization, liquidity, results of operations or cash flow. Because the actual number of fractional shares which will be purchased by the Company and the price to be paid in lieu of fractional shares are unknown at this time, the total cash to be paid for fractional shares is unknown, but is estimated to be approximately $41,000.

    The Company expects to use funds from its current working capital to cover the costs of the Transaction.

    Based on the Company's estimates and its current working capital position, the Transaction is not expected to have a material adverse effect on the Company's financial position.

EFFECT OF THE PROPOSED REVERSE SPLIT ON STOCKHOLDERS

    Upon consummation of the Reverse Split at midnight (Eastern Time) on the Effective Date, each stockholder of record holding less than 1,000 shares of Common Stock immediately prior to the Reverse Split will have only the right to receive cash based upon the Purchase Price in lieu of receiving a fractional share resulting from the Reverse Split. The equity interest of each such stockholder in the Company will be terminated, and each such stockholder will have no further right to vote as a stockholder or share in the Company's assets, earnings, or profits following the Reverse Split. It will not be possible for cashed-out stockholders to re-acquire an equity interest in the Company unless they purchase an interest from a remaining stockholder following the Reverse Split.

    Upon consummation of the Reverse Split at midnight (Eastern Time) on the Effective Date, each stockholder of record holding 1,000 or more shares of Common Stock immediately prior to the Reverse Split will continue as a stockholder with respect to the share or shares of Common Stock resulting from the Reverse Split. Each such stockholder will continue to share in the Company's assets, earnings or profits, if any, to the extent of their respective ownership of Common Stock following the Transaction.

    For stockholders of record who hold 1,000 or more shares of Common Stock immediately prior to the Reverse Split, the net effect of the Transaction will be a one-for-1,000 reverse split of the Common Stock. Except for the payment of cash in lieu of fractional shares to holders of shares holding greater than 1,000 shares, after the Transaction such stockholders will hold 1/1000 as many shares of Common Stock as such stockholders held immediately prior to the Reverse Split. In addition, excluding the reduction in outstanding shares of Common Stock due to the payment of cash for all fractional shares resulting from the Reverse Split, the Board has no plans to further decrease the total number of outstanding shares of Common Stock.

    If the Reverse Split is effected, the Company intends to promptly terminate the registration of its Common Stock under the 1934 Act. As a result of such termination, the Company will no longer be subject to the periodic reporting requirements and the proxy rules of the 1934 Act. Potential detriments to those remaining Company stockholders if the Reverse Split is effected include substantially less access to information about the Company and decreased liquidity.

    As a result of the Reverse Split, it is expected that (a) the percentage of beneficial ownership of Common Stock of the Company held by officers and directors of the Company as a group will remain substantially the same at approximately 2%, and (b) the collective book value of the shares of Common Stock held by officers and directors as a group will remain substantially the same at approximately 2%.

EFFECT OF THE PROPOSED REVERSE SPLIT ON OPTION HOLDERS

    The number of shares underlying each outstanding stock option will be decreased by a factor of 1,000 and the exercise price of each outstanding stock option will be increased by a factor of 1,000 as a result of the Reverse Split. When existing options are exercised, any fractional shares of Common Stock that may result from the Reverse Split will not be issued, rather, we will pay the optionee cash for any fractional shares as described above in "PROPOSAL THREE--PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK--Special Factors--Cash Payment in Lieu of Fractional Shares" at page 22.

EFFECT OF THE PROPOSED REVERSE SPLIT ON THE COMPANY

    The Amended and Restated Certificate of Incorporation currently authorizes the issuance of 200,000,000 shares of Common Stock and 10,000,000 shares of Company preferred stock, for an aggregate of 210,000,000 shares. As of the Record Date, the number of outstanding shares of Common Stock was 71,041,277 and the number of outstanding shares of preferred stock was 1,431,373 Series A Convertible Preferred Shares and 58,140 Junior Non-Voting Convertible Preferred, Series 1999A. Based upon the Company's best estimates, if the Transaction had been consummated as of the Record Date, the number of outstanding shares of Common Stock would have been reduced from 71,041,277 to approximately 65,787 or by approximately 70,975,490 shares, and the number of holders of record of Common Stock would have been reduced from approximately 446 to approximately 152, or by approximately 294 stockholders.

    The Common Stock is currently registered under Section 12(g) of the 1934 Act and, as a result, the Company is subject to the periodic reporting and other requirements of the 1934 Act. As a result of the Transaction, the Company will have less than 300 holders of record of Common Stock, and will be eligible to terminate its obligation to continue filing periodic reports under the 1934 Act. As soon as possible after the Reverse Split, the Company will file for deregistration of the Common Stock under the 1934 Act and will become a "private" company. In connection with the proposed Transaction, the Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the
"Schedule 13E-3") with the SEC which incorporates by reference the information contained in this proxy statement.

    Based on the aggregate number of shares owned by holders of record of less than 1,000 shares as of the Record Date and the average daily closing price per share of the Common Stock on Pink Sheets LLC's electronic quotation service for OTC securities for the ten trading days immediately preceding the Record Date, the Company estimates that payments of cash in lieu of the issuance of fractional shares to persons who held less than 1,000 shares of Common Stock and a number of shares not evenly divisible into 1,000 immediately prior to the Reverse Split will total approximately $41,000 in the aggregate (based on 4,100,00 shares multiplied by an assumed Purchase Price of $0.01 per share).

    The par value of the Common Stock will remain at $.001 per share, and the number of authorized shares of Common Stock will continue to be 200,000,000 following consummation of the Transaction. After the consummation of the Transaction, the outstanding shares will represent less than 1% of the total authorized shares of Common Stock. The Company has no current plans, arrangements or understandings to issue any Common Stock.

CONDUCT OF THE COMPANY'S BUSINESS AFTER THE TRANSACTION

    Following the sale of the Media Assets in July 2002, the Company has focused its resources on its "mobile solutions business" or "mobile Internet solutions" business. The Company is now principally engaged in providing mobile Internet software and application solutions to wireless telephone operators targeting Spanish and Portuguese speaking audiences. The Company's mobile Internet solutions allow users to access and receive Internet content, tools and applications through wireless devices, such as pagers, cellular phones, PCS handsets and personal digital assistants, or PDAs.

    The Company expects its business and operations to continue as they are currently being conducted and, except as disclosed below, the Transaction is not anticipated to have any effect upon the conduct of its business. If the Transaction is consummated, all stockholders of record holding fewer than 1,000 shares at the Effective Date of the Reverse Split will no longer have any equity interest in, and will not be stockholders of, the Company and therefore will not participate in its future potential or earnings and growth. Instead, each such owner of Common Stock will have the right to receive, upon surrender of his stock certificate, the Purchase Price per share in cash, without interest.

    If the Transaction is effected, the Company believes that, based on the Company's stockholder records, approximately 152 stockholders of record will remain. In addition, individuals who are members of the Board and of Company management now owning approximately 1.9% of the Common Stock will own approximately 2.0% of the Common Stock after the Transaction. See "EXECUTIVE OFFICERS AND COMPENSATION--Security Ownership of Certain Beneficial Owners and Management" at page 42.

    The Company expects, as a result of the Reverse Split, to become a privately held company. The registration of the Common Stock under the 1934 Act will be terminated. In addition, because the Common Stock will no longer be publicly held, the Company will be relieved of the periodic reporting obligations and the requirement to comply with the proxy rules of Regulation 14A under Section 14 of the 1934 Act, its officers and directors and stockholders owning more than 10% of the Common Stock will be relieved of certain reporting obligations and short swing trading profits restrictions under Section 16 of the 1934 Act and will not be required to comply with the "going private" disclosure requirements of Rule 13e-3 of the 1934 Act.

    Other than as described in this proxy statement, neither the Company nor its management has any current plans or proposals to effect any extraordinary corporate transaction; such as a merger, reorganization or liquidation; to sell or transfer any material amount of its assets; to change its Board or management; to change materially its indebtedness or capitalization; or otherwise effect any material change in its corporate structure of business. However, the Company may engage in such a transaction in the future to the extent that management and the Board determines it to be in the interest of the Company and its stockholders.

EXCHANGE OF STOCK CERTIFICATES

    Promptly following the consummation of the Reverse Split on the Effective Date, the Company will send letters of transmittal to all stockholders of record. The letter of transmittal is for use in transmitting Common Stock certificates to the Company's designated exchange agent. Upon proper completion and execution of a letter of transmittal and return thereof to the exchange agent, together with certificates, each such stockholder will receive a new stock certificate and cash in the amount to which the holder is entitled, as described above, in lieu of any fractional share into which such stockholder's shares were converted in the Reverse Split. After the Reverse Split and until surrendered, each outstanding certificate held by a stockholder of record who held less than 1,000 shares immediately prior to the Reverse Split will be deemed for all purposes to represent only the right to receive the amount of cash to which the holder is entitled pursuant to the Transaction. In the event that the Company is unable to locate these small holders, funds otherwise payable to such holders pursuant to the Transaction will be held until proper claim therefore is made, subject to applicable escheat laws.

    In connection with the Transaction, the Common Stock will be identified by a new CUSIP number, which will appear on all certificates representing shares of Common Stock issued after the Effective Date. After the Effective Date, each certificate representing shares of Common Stock that was outstanding prior to the Effective Date and that was held by a stockholder of record of 1,000 or more shares immediately prior to the Reverse Split, until surrendered and exchanged for a new certificate, will be deemed for all corporate purposes to evidence ownership of such number of shares as is set forth on the face of the certificate divided by 1,000, rounded down to the next whole number, with the stockholder entitled to receive cash in lieu of any fractional share resulting from the Transaction. Any stockholder desiring to receive a new certificate bearing the new CUSIP number can do so at any time in accordance with instructions set forth in the transmittal letter or otherwise by contacting the exchange agent as set forth in the transmittal letter for surrendering his old certificates. After the Effective Date, an old certificate presented to the exchange agent in settlement of a trade will be exchanged for a new certificate bearing the new CUSIP number.

    All amounts payable to stockholders will be subject to applicable state laws relating to abandoned property. No service charges or brokerage commissions will be payable by stockholders in connection with the Transaction. No interest will be paid on the cash due to a holder of a fractional share of Common Stock following the Reverse Split. See "PROPOSAL THREE--PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK--Special Factors--Cash Payment in Lieu of Fractional Shares" at page 22.

PROPOSED LANGUAGE AMENDING THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF
  INCORPORATION

    The following is the text of a new Paragraph D in Article IV of the Company's Amended and Restated Certificate of Incorporation, as proposed to be amended by the Split Amendment:

        "D. REVERSE STOCK SPLIT. Effective at midnight (Eastern Time) on
                , 2003 each 1,000 shares of Common Stock of the Company then issued will be converted into one share of Common Stock (the "Reverse Split"). If immediately prior to the Reverse Split a stockholder holds less than 1,000 shares or a number of shares that is not evenly divisible by
    1,000, then the Company will make a cash payment equal to $         per
    share (the "Purchase Price") for each fractional share following the Reverse Split. Upon consummation of the Reverse Split,

           (i) each stockholder of record holding less than 1,000 shares of Common Stock immediately prior to the Reverse Split will have only the right to receive cash based upon the Purchase Price and the equity interest of each such stockholder in the Company will be terminated and shall no longer confer on such stockholder any further right to vote as a stockholder or share in the Company's assets, earnings, or profits following the Reverse Split; and

           (ii) each stockholder of record holding 1,000 or more shares of Common Stock immediately prior to the Reverse Split will continue as a stockholder with respect to the share or shares of Common Stock resulting from the Reverse Split.

        Upon consummation of the Reverse Split, the conversion rates at which the Company's convertible preferred stock may be converted into Common Stock will be adjusted in order to reflect the Reverse Split. These adjustments will be made with respect to each series of preferred stock that is outstanding in accordance with their respective certificate(s) of designation defining their rights and preferences."

    The text above will give effect to the Reverse Split by changing and reclassifying each 1,000 shares of authorized Common Stock to one (1) share of Common Stock on the terms described above.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the anticipated material Federal income tax consequences of the Reverse Split for stockholders who hold their interests in the Company as a capital asset. This summary is based upon the Federal income tax laws currently in effect and as currently interpreted. It does not take into account possible changes in such laws or interpretations, including any amendments to applicable statutes, regulations and proposed regulations, or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information purposes only, and does not purport to address all aspects of Federal income tax consequences of the Reverse Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not account for or consider the Federal income tax consequences to stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, regulated investment companies, and foreign taxpayers). This summary does not discuss any consequence of the Reverse Split under any state, local, foreign or estate tax laws.

    No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the Federal income tax consequences to the stockholders of the Company in connection with the Reverse Split. Accordingly, each stockholder is encouraged to consult its own tax adviser regarding the specific tax consequences of the proposed Reverse Split, including the application and effect of federal, state, local, foreign and estate taxes, and any other tax laws.

TAX CONSEQUENCES TO STOCKHOLDERS WHO ARE CASHED-OUT IN THE REVERSE SPLIT

    Generally, a stockholder of Common Stock who is completely cashed-out in the Reverse Split will recognize a capital gain or loss equal to the difference between the cash received for the cashed-out stock and the stockholder's adjusted tax basis in his stock.

    In addition to a stockholder's direct interest, a stockholder may own an "indirect" interest in the Company because of certain Federal income tax attribution rules. Pursuant to these rules Common Stock owned by relatives (i.e., spouses, parents or children) and related entities of a stockholder will be attributed to such stockholder. Accordingly, even though a stockholder's direct interest in the Company is terminated as a result of the Reverse Split such stockholder's overall percentage interest in the Company may increase because of an increased indirect interest in the Company (such stockholder shall be referred to as an "Increased Stockholder").

    An Increased Stockholder will recognize a capital gain on the transaction, as discussed above, if the amount of cash received exceeds such stockholder's basis in its Common Stock. However, an Increased Stockholder will not be able to recognize any loss on the transaction. In addition, although the Company does not believe it will have any earnings and profits for the current year, if it does have earnings and profits, the cash received in the Reverse Split by an Increased Stockholder will be treated as a taxable dividend to the extent of such stockholder's proportionate share of the earnings and profits.

    Stockholders holding an indirect interest are urged to consult their own tax advisors regarding the possible tax consequences of the Reverse Split.

TAX CONSEQUENCE TO STOCKHOLDERS WHO REMAIN STOCKHOLDERS OF THE COMPANY

    The Board believes that the Reverse Split would be a tax-free recapitalization to the Company and to the stockholders who remain stockholders of the Company pursuant to Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

    Assuming the Reverse Split qualifies as a tax-free reorganization, a stockholder who remains a stockholder of the Company will recognize no gain or loss on the exchange of its Common Stock for new Common Stock, provided that any cash received in lieu of fractional shares will be treated as "boot" for Federal income tax purposes. Any boot received by a stockholder will be taxable as a capital gain to the extent that the fair market value of the boot received and the new Common Stock exceeds the stockholder's total tax basis in its Common Stock.

    The tax basis of the new Common Stock received by holders of Common Stock will be the same as the tax basis of the Common Stock exchanged increased by the capital gain recognized and reduced by the amount of any cash received in the transaction. In addition, the holding period of the new Common Stock in the hands of holders of new Common Stock will include the holding period of their Common Stock exchanged therefore, provided that such Common Stock was held as a capital asset immediately prior to the exchange.

TAX CONSEQUENCES TO STOCKHOLDERS WHO RECEIVE CASH

    A stockholder who receives cash in the Reverse Split may be required to furnish the stockholder's social security number or taxpayer identification number to the Company or the Transfer Agent. Failure to provide such information may result in backup withholding.

    All stockholders should consult their own tax advisors in order to determine the tax consequences of the Reverse Split.

APPRAISAL RIGHTS; ESCHEAT LAWS

    No appraisal rights are available under the Delaware General Corporation Law to stockholders who dissent from a reverse stock split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions. For example, stockholders could, if they deemed such to be applicable, take appropriate legal action against the Company and its Board, and claim that the Transaction was unfair to the unaffiliated stockholders, and/or that there was no justifiable or reasonable business purpose for the Reverse Split.

    The unclaimed property and escheat laws of each state provide that under circumstances defined in that state's statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are eliminated and whose addresses are unknown to the Company, or who do not return their Common Stock certificate(s) and request payment therefore, generally will have a period of years (depending on applicable state law) from the Effective Date in which to claim the cash payment payable to them. For example, with respect to stockholders whose last known addresses are in New York, as shown by the records of the Company, the period is three years. Following the expiration of that three-year period, the Abandoned Property Law of New York would likely cause the cash payments to escheat to the State of New York. For stockholders who reside in other states or whose last known addresses, as shown by the records of the Company, are in states other than New York, such states may have abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it or (ii) escheat of such property to the state. Under the laws of such other jurisdictions, the "holding period" or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than three years. If the Company does not have an address for the holder of record of the shares, then unclaimed cash-out payments would be turned over to its state of incorporation, the state of Delaware, in accordance with its escheat laws.

VOTE NECESSARY TO APPROVE THE SPLIT AMENDMENT

    The affirmative vote of a majority of the votes entitled to be cast at the Meeting is necessary to approve the Split Amendment.

RECOMMENDATION OF THE BOARD

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL APPROVING THE SPLIT AMENDMENT. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" APPROVAL OF THE SPLIT AMENDMENT.

          PROPOSAL FOUR: AMENDMENT TO AMENDED AND RESTATED CERTIFICATE
                 OF INCORPORATION TO MODIFY NUMBER OF DIRECTORS

GENERAL

    Article V of the Company's Amended and Restated Certificate of Incorporation requires that the number of directors of the Company be not less than seven
(7) nor more than fifteen (15). The Board has adopted resolutions (i) proposing to amend the Company's Amended and Restated Certificate of Incorporation to change the number of directors of the Company to not less than three (3) nor more than nine (9), subject to stockholder approval (the "Number of Directors Amendment"); (ii) declaring the Number of Directors Amendment to be advisable and in the best interests of the Company and its stockholders; and
(iii) calling for submission of the Number of Directors Amendment for approval by the Company's stockholders at the Annual Meeting.

PROPOSED AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

    The following is the text of the first sentence of Article V A. of the Company's Amended and Restated Certificate of Incorporation, as proposed to be amended by the Number of Directors Amendment:

        "A. Number. The number of directors of the Corporation shall be such number, not less than three (3) nor more than nine (9) (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be set forth from time to time in the bylaws, provided that no action shall be taken to decrease or increase the number of directors unless at least 66.67% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose approve such decrease or increase."

PURPOSE AND EFFECT OF THE NUMBER OF DIRECTORS AMENDMENT

    The Board believes that it is in the Company's best interest to change the permitted range in the number of directors of the Company for the following reasons:

        (a) The Company currently has three directors, and has never had more than nine directors. In addition, the Board anticipates that, given the current nature and scope of the Company's business, in the foreseeable future the Company will not require more than nine (9) directors, and that it may be more efficient for the Company to operate with a board of directors consisting of as few as three (3) directors, particularly if the Company becomes private.

        (b) Although the Company does not currently compensate its directors or reimburse them for their expenses, it may do so in the future and may be required to do so in order to attract qualified persons interested in serving as a director of the Company. In addition, under the Company's Amended and Restated Certificate of Incorporation, the Company is obligated to indemnify its directors for certain liabilities incurred in connection with services rendered to the Company. Therefore, reducing the minimum number of required directors may reduce the Company's future costs associated with the management and operation of the Board.

VOTE NECESSARY TO APPROVE THE AMENDMENT

    Under Articles V A. and X of the Company's Amended and Restated Certificate of Incorporation, the Number of Directors Amendment requires the approval of at least 66.67% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (considered for this purpose as one class).

RECOMMENDATION OF THE BOARD

    THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE MINIMUM AND MAXIMUM NUMBER OF PERMITTED DIRECTORS OF THE COMPANY. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" APPROVAL OF THE NUMBER OF DIRECTORS AMENDMENT.

          PROPOSAL FIVE: AMENDMENT TO AMENDED AND RESTATED CERTIFICATE
               OF INCORPORATION TO PERMIT STOCKHOLDER APPROVAL BY
                      WRITTEN CONSENT IN LIEU OF A MEETING

GENERAL

    Article VI of the Company's Amended and Restated Certificate of Incorporation prohibits stockholders of the Company from taking any action by written consent in lieu of a meeting. The Board has adopted resolutions
(i) proposing to amend, subject to stockholder approval, the Company's Amended and Restated Certificate of Incorporation in order to permit the stockholders to act by written consent in lieu of a meeting in accordance with and to the extent permitted under Delaware law, (the "Written Consent Amendment"); (ii) declaring the Written Consent Amendment to be advisable and in the best interests of the Company and its stockholders; and (iii) calling for submission of the Written Consent Amendment for approval by the Company's stockholders at the Annual Meeting.

PROPOSED AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

    The following is the text of Article VI of the Company's Amended and Restated Certificate of Incorporation, as proposed to be amended by the Written Consent Amendment:

        "Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. The stockholders of the Corporation may take any action by written consent in lieu of a meeting in accordance with and to the extent permitted under Delaware law."

PURPOSE AND EFFECT OF THE WRITTEN CONSENT AMENDMENT

    The Board believes that it is in the Company's best interest to permit stockholders to take action by written consent in lieu of a meeting due to the following:

    Based on available information, Company management estimates that approximately six persons or entities (counting affiliates as a single person or entity) beneficially own shares representing approximately 48% of all votes entitled to be cast in the election of the Company's directors. Calling meetings of stockholders and issuing proxy statements is relatively time consuming and expensive in terms of direct costs (e.g., legal fees, printing and mailing, fees associated with holding meetings, etc.) and allocation of management resources. Therefore, if stockholder approval is required for any matter in the future, the Board believes that, subject to stockholder approval, it would be more efficient in terms of time and cost for the Company if stockholders were able to act by written consent rather being required to call a formal stockholders' meeting and solicit proxies.

VOTE NECESSARY TO APPROVE THE WRITTEN CONSENT AMENDMENT

    Under Article X of the Company's Amended and Restated Certificate of Incorporation, the Written Consent Amendment requires the approval of at least 66.67% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (considered for this purpose as one class).

RECOMMENDATION OF THE BOARD

    THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PERMIT STOCKHOLDER ACTION BY WRITTEN CONSENT IN LIEU OF A MEETING. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" APPROVAL OF THE WRITTEN CONSENT AMENDMENT.

     GENERAL NOTES REGARDING MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS

    In connection with the proposals above, no provision has been made to grant unaffiliated stockholders of the Company access to the corporate files of the Company or to obtain counsel or appraisal services at the expense of the Company or any other such party.

RESERVATION OF RIGHTS

    Although the Board requests stockholder approval of the proposed amendments to the Amended and Restated Certificate of Incorporation, the Board reserves the right to decide, in its discretion, to withdraw one or more of the proposed amendments from the agenda of the Annual Meeting prior to any stockholder vote thereon or to abandon the Reverse Split proposal after such vote and before the Effective Date even if the proposal is approved. Although the Board presently believes that the proposed amendments are in the best interests of the Company and its stockholders, and thus has recommended a vote for the proposed amendments, the Board nonetheless believes that it is prudent to recognize that, between the date of this proxy statement and the effective date of any such amendment, factual circumstances could possibly change such that it might not be appropriate or desirable to effect one or more of the proposed amendments at that time. If the Board decides to withdraw a proposed amendment from the agenda of the Meeting, the Board will notify the stockholders of such decision promptly by mail or by announcement at the Meeting. If the Board decides to abandon the Reverse Split proposal after the Meeting and before the Effective Date, the Board will notify the stockholders of such decision promptly by mail.

                      EXECUTIVE OFFICERS AND COMPENSATION

                               EXECUTIVE OFFICERS

    The following individuals were serving as executive officers of the Company on February 5, 2003:

NAME                                       AGE      POSITION WITH THE COMPANY
----                                     --------   -------------------------
Jose Manuel Tost.......................     41      President
Ana Maria Lozano-Stickley..............     39      Chief Financial Officer
Michael Hartman........................     39      General Counsel and Secretary

    JOSE MANUEL TOST, 41, has been President of the Company since April 2002. Prior to his appointment as President, Mr. Tost served as the Company's Chief Operating Officer from December 2001 until April 2002 and as Senior Vice President, Product Marketing and Operations from July 2001 until December 2001. Mr. Tost joined the Company in July 2001. Prior to that time, Mr. Tost spent over five years, from 1996 until 2001, at TelCel/BellSouth working in a variety of management roles, the most recent of which was General Manager of Technology. In addition, Mr. Tost was General Manager of T-NET, an Internet service provider, and T-DATA, a private network operator, each of which is a division of TelCel/

BellSouth. Mr. Tost previously served as Vice President of Operations of Cadtronic Consulting Services, a management and engineering consulting firm, advisor to an investment banking firm, and General Manager for a consulting firm that specializes in high-tech industries. Mr. Tost holds a Bachelor of Science and a Master of Science in Engineering Technology from the University of Central Florida.

    ANA MARIA LOZANO-STICKLEY, 39, has been Chief Financial Officer of the Company since May 2002. In January 2002, Ms. Lozano-Stickley joined the Company as a consultant acting as its Vice President of Accounting and Administration. From August 2000 to December 2002, Ms. Lozano- Stickley was Vice President of Finance for SportsYa!, a sports media company focused on the Hispanic market in the U.S., Latin America and Spain. From May 1999 to June 2000,
Ms. Lozano-Stickley was Vice President of Finance for Espanol.com, Inc., a B2C e-commerce site targeting its products to the Hispanic market in the U.S. and Latin America. From May 1998 to April 1999, Ms. Lozano-Stickley was International Controller for General Cinemas Corporation, a leading motion picture exhibitor in the U.S. and Latin America. Ms. Lozano-Stickley is a Certified Public Accountant and holds a Bachelor of Science in Business Administration from Boston University with a dual concentration in accounting and finance.

    MICHAEL HARTMAN, 39, has been General Counsel and Secretary of the Company since November 2001. Prior to his appointment, Mr. Hartman had been the Company's Assistant General Counsel since joining the Company in July 2000. From November 1994 to June 2000 Mr. Hartman was an associate in the Corporate Department of Debevoise & Plimpton, where he focused in transactions in Latin America and the Iberian Peninsula. He received a J.D. from the Columbia University School of Law, an M.A. from the University of California at Berkeley, and a B.A. from the University of Michigan.

EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid for each of the three years ended December 31, 2000, 2001 and 2002, respectively, to the individuals who served as our chief executive officer in 2002. The table also includes information regarding each of our other most highly compensated executive officers in 2001 who were executive officers as of the end of fiscal year 2002 and who earned greater than $100,000, of which there were two officers. In addition, we have included information regarding one individual who would have been among our most highly compensated officers except that he was not serving as an executive at the end of fiscal year 2002. We refer to these individuals collectively as our "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                    ANNUAL          COMPENSATION
                                                                COMPENSATION(1)        AWARDS
                                                              -------------------   ------------
                                                                                     SECURITIES
                                                                                     UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                          YEAR      SALARY     BONUS       OPTIONS      COMPENSATION
---------------------------                        --------   --------   --------   ------------   ------------
Jose Manual Tost (2) ............................    2002     $190,000   $ 95,000           --            --
  President                                          2001       46,753     50,000           --            --
                                                     2000           --         --           --            --

Enrique Narciso (3) .............................    2002       77,724    100,000           --        82,129(4)
  Chief Executive Officer and President              2001      207,483    200,000           --            --
                                                     2000      164,074         --      350,000            --

Ana Maria Lozano-Stickley .......................    2002      106,667     40,000           --        40,385(6)
  Chief Financial Officer (5)                        2001           --         --           --            --
                                                     2000           --         --           --            --

Michael Hartman (7) .............................    2002      180,000     90,000           --            --
  General Counsel                                    2001      136,093     45,000       25,000            --
                                                     2000       57,291     30,000      125,000            --

Jorge Rincon (8) ................................    2002      189,167     95,000           --        95,000(9)
  Chief Operating Officer                            2001      156,969     50,000           --            --
                                                     2000      123,008      3,382       55,000            --

------------------------

(1) In accordance with the rules of the SEC, compensation in the form of perquisites and other personal benefits has been omitted for our Named Executive Officers because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each Named Executive Officer in 2002.

(2) Mr. Tost joined the Company in July 2001. He was appointed President of the Company in April 2002.

(3) Mr. Narciso joined the Company in October 1999. He was appointed President in June 2001 and Chief Executive Officer in August 2001. He resigned from the Company in April 2002.

(4) This amount includes: (i) a one-time payment of $75,000 by the Company to Mr. Narciso in connection with his resignation in April 2002; and
    (ii) payment of post-termination medical and dental premiums totaling
    $7,129.

(5) Mrs. Lozano-Stickley joined the Company as a consultant in January 2002 and became an employee and was appointed Chief Financial Officer in May 2002.

(6) This amount reflects amounts paid to Mrs. Lozano-Stickley in consulting fees prior to commencement of her employment in May 2002.

(7) Mr. Hartman joined the Company in July 2000. He was appointed General Counsel in November 2001.

(8) Mr. Rincon joined the Company in October 1999. He was appointed Chief Technology Officer of the Company in December 2001 and subsequently appointed Chief Operating Officer of the Company in April 2002. His employment by the Company terminated in December 2002.

(9) This amount reflects a one-time payment by the Company to Mr. Rincon in connection with his termination in December 2002.

OPTION GRANTS IN LAST FISCAL YEAR

    During the year ended December 31, 2002 the Company did not grant any options to its Named Executive Officer or to any other employees of the Company. We have never granted any stock appreciation rights.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table provides information about stock options held as of December 31, 2002 by our Named Executive Officers. The value of unexercised in-the-money options at fiscal year-end is based on the market price of $0.0004 per share, which was the average "last sale" price quoted on Pink Sheets LLC electronic quotation system during December 2002.

                                                                       NUMBER OF
                                                                 SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                       NUMBER                     UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                      OF SHARES                 AT FISCAL YEAR-END 2002      AT FISCAL YEAR END($)(1)
                                      ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                                 ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                 -----------   --------   -----------   -------------   -----------   -------------
Jose Manual Tost...................       --          --             --             --            --             --
Enrique Narciso....................       --          --             --             --            --             --
Ana Maria Lozano-Stickely..........       --          --             --             --            --             --
Michael Hartman....................       --          --        104,166         45,834            --             --
Jorge Rincon.......................       --          --         60,208          4,972            --             --

------------------------

(1) None of the options were in-the-money as of December 31, 2002.

EMPLOYMENT AND SEPARATION AGREEMENTS

    On January 31, 2001, the Company amended the letter of credit agreement with Fernando J. Espuelas, the Company's former Chief Executive Officer. This amendment increased the line of credit granted to him to the lesser of $4,000,000 or the market value of shares of the Company's common stock held as collateral. Interest accrued at 6.75% per annum. SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" beginning on page 41 for more information.

    On August 7, 2001, the Company entered into a separation and release agreement with Fernando J. Espuelas, under which he ceased his employment with the Company. The separation and release agreement superceded Mr. Espuelas' employment agreement with the Company. Under the agreement: (i) Mr. Espuelas received a one-time payment of $650,000, which was paid in August 2001,
(ii) payment of medical and dental premiums through February 2003 and (iii) the Line of Credit provided to Mr. Espuelas under certain agreements dated
December 28, 2000 (as amended on January 31, 2001) remained in full force and effect in accordance with its terms. Even though the Line of Credit remained intact under the agreement, Mr. Espuelas agreed not to draw down any additional amounts thereunder. Mr. Espuelas agreed to remain the Chairman of the Company's Board of Directors, until November 15, 2001, at which time he resigned from such position. Mr. Espuelas remained as a director of the Company until July 1, 2002, at which time he resigned.

    In September 2001, the Company entered into an employment agreement with Mr. Enrique Narciso, who had previously been appointed as President and Chief Executive Officer of the Company. Under the terms of this agreement, Mr. Narciso was to be paid an initial annual base salary of $250,000, as well as signing bonus of $100,000 and a performance bonus of $100,000 payable on December 31, 2001, if Mr. Narciso continued to be employed by the Company on that date. In addition, under the agreement, Mr. Narciso would be paid a bonus payable in the event of a "company sale" (as defined in the agreement) in the amount of 0.5-1.0% of the proceeds from the sale, depending on a number of factors, and subject to a minimum bonus payment of $425,000. The agreement also obligated the Company to issue to

Mr. Narciso options to purchase up to 1,500,000 shares of the Company's common stock, one-third of which options would vest on the first three anniversaries of the agreement. In the event of a company sale, 50% of the unvested options granted to Mr. Narciso would vest. In the event that Mr. Narciso was terminated other than for cause or constructively discharged (as defined in the agreement), Mr. Narciso would be entitled to a severance payment of $425,000.

    On December 27, 2001, the Company entered into a separation agreement with Ms. Kampfner covering the terms of her resignation as Senior Vice President, Global Sales and Strategy on December 31, 2001. This agreement provided that
(i) the Company would pay Ms. Kampfner a one-time payment of $64,167, (ii) the Company was obligated to pay Ms. Kampfner any unpaid salary through the date of separation and all reasonable unpaid expenses incurred in connection with service on or prior to the separation date, and (iii) on the separation date, the Company would forgive the remaining balance of her American Express Corporate Credit Card balance pursuant to the Capital Reimbursement Agreement of July 6, 2001. On the separation date, that amount was $24,947.33. The agreement also provided for the termination of a line of credit provided pursuant to the letter of credit agreement dated December 28, 2000 between Ms. Kampfner and the Company.

    On April 19, 2002 the Company and Enrique Narciso entered into an agreement setting out the terms and conditions of Mr. Narciso's resignation as Chief Executive Officer, President and director of the Company. Under this agreement, the Company paid Mr. Narciso $75,000 and agreed to provide continued health insurance coverage for one year in consideration for Mr. Narciso's cooperation in transitioning to a new management team and contacting existing customers and vendors of the Company in order to facilitate the transition.

    On May 2, 2002, the Company entered into bonus and severance retention agreements (the "Severance Agreements") with various executive officers, including Mr. Tost, Mr. Rincon, Mrs. Lozano-Stickley and Mr. Hartman (each an "Executive"). The general terms of the Severance Agreements provide that if the Executive is terminated "For Cause," as defined in the Severance Agreements, or if the Executive voluntarily terminates his or her employment and is not "Constructively Discharged," as defined in the Severance Agreements, the Company is only responsible for payment of compensation due to the Executive through the last day worked. The Severance Agreements also provide for performance and retention bonuses to be paid on July 10, 2002 and January 10, 2003 in the amount of (1) $47,500 for Mr. Tost; (2) $47,500 for Mr. Rincon, (3) $40,000 for
Mrs. Lozano-Stickley and (4) $45,000 for Mr. Hartman, provided that the Executive is employed by the Company on the date of payment. Additionally, the Severance Agreements provide for a severance payment if the Executive is terminated for a reason other than For Cause or Constructive Discharge in the amount of (1) $95,000 for Mr. Tost; (2) $95,000 for Mr. Rincon, (3) $80,000 for
Mr.s Lozano-Stickley and (4) $90,000 for Mr. Hartman. The Severance Agreements are valid for a term of one year after May 2, 2002. Mr. Rincon's employment was terminated as of December 31, 2002 and he was paid full severance in January 2003.

                            COMMITTEES AND MEETINGS

    Set forth below is a list of the Board's standing committees. The membership of these committees is usually determined at the organizational meeting of the Board held immediately after the annual meeting of stockholders. The current membership of each committee is as follows, with the chairman of the committee listed first:

        AUDIT             COMPENSATION           SPECIAL COMMITTEE        SPECIAL COMMITTEE
      COMMITTEE             COMMITTEE       (ACCOUNTING IRREGULARITIES)  (IPO CLASS ACTION)
---------------------  -------------------  ---------------------------  -------------------
Susan L. Segal         Susan L. Segal       Susan L. Segal               Susan L. Segal
Douglas M. Karp        Douglas M. Karp      Douglas M. Karp              Douglas M. Karp
Frederick R. Wilson    Frederick R. Wilson  Frederick R. Wilson          Frederick R. Wilson

    AUDIT COMMITTEE. The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and has general responsibility for oversight and review of the accounting and financial reporting practices, internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee (1) reviews prior to publication the Company's annual financial statements with management and the Company's independent accountants; (2) reviews with the Company's independent accountants the scope, procedures and timing of the annual audits; (3) reviews the adequacy and effectiveness of the Company's internal accounting controls; (4) reviews the scope of other auditing services to be performed by the Company's independent accountants; (5) reviews the independence and effectiveness of the Company's independent accountants, and their significant relationships with the Company;
(6) recommends the retention or appointment of the independent auditor of the Company, which is ultimately accountable to the Board through the Audit Committee; (7) reviews the adequacy of the Company's accounting and financial personnel resources; (8) reviews the Audit Committee Charter on an annual basis;
(9) reviews or designates the Chairman of the Committee to review with management and the Company's independent accountants the results of any significant matters identified as a result of the accountants' review procedures prior to filing any Form 10-Q or as soon thereafter as possible; (10) reviews material pending legal proceedings involving the Company and other material contingent liabilities; and (11) reviews any other matters relative to the audit of the Company's accounts and the preparation of its financial statements that the Committee deems appropriate.

    COMPENSATION COMMITTEE. The Compensation Committee is responsible for approving and reporting to the Board on all elements of compensation for executive officers. The Compensation Committee also reviews and approves various other Company policies and compensation matters and administers the Company's Employee Stock Purchase Plan.

    SPECIAL COMMITTEE (ACCOUNTING IRREGULARITIES). This Special Committee is responsible for overseeing investigations into alleged accounting irregularities that occurred at the Company during 2000 and 2001. Initially, this Special Committee oversaw an independent investigation into whether the Company's two Mexican subsidiaries improperly recognized revenues during the period
October 1, 2000 through June 30, 2001. Subsequently, this Special Committee oversaw an internal investigation by the Company's management into whether any additional accounting irregularities occurred. As a result of these investigations, the Special Committee and the Company determined that accounting irregularities did in fact occur and consequently, in July 2002 the Company restated its audited consolidated financial statements for the year ended December 31, 2000 (which included adjustments to the fiscal quarters ended
March 31, June 30 and September 30 and December 31, 2000) and its unaudited consolidated financial statements for the quarters ended March 31, 2001 and June 30, 2001, respectively. This Special Committee oversaw these restatements and advised the Board with respect to them. Although this Special Committee has not been dissolved, it is currently inactive.

    SPECIAL COMMITTEE (IPO CLASS ACTION). This Special Committee is responsible for overseeing matters relating to the class action claims pending against the Company in connection with its initial public offering. In August 2001, the Company, three of its executive officers and each of the underwriters who participated in the Company's May 25, 1999 initial public offering were named as defendants in three class action complaints filed in the United States District Court for the Southern District of New York: Earl Arneson v. StarMedia Network, Inc, et al; John R. Longman v. StarMedia Network, Inc., et al; and BH Holdings LLC v. StarMedia Network, Inc., et al. The complaints, which are substantially identical, each seek unspecified damages for alleged violations of Sections 11, 12 and 15 of the Securities Act of 1933, as amended, Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder in connection with the Company's initial public offering. The complaints allege that the underwriters charged the Company excessive commissions and inflated transaction fees not disclosed in the registration statement and allocated shares of the Company's initial public offering to favored customers in exchange for purported promises by such customers to purchase additional shares in the aftermarket, thereby allegedly inflating the market price for the Company's Common Stock. These actions have been consolidated with hundreds of other securities class actions commenced against more than 300 companies and approximately 40 investment banks in which plaintiffs have made substantially similar allegations as those made against the Company with respect to the initial public offerings at issue in those cases. All of these actions have been consolidated under the caption In re: Initial Public Offering Securities Litigation, 21 MC 92 (SAS). On October 9, 2002, all claims against individual defendants were dismissed without prejudice. This Special Committee was formed in October 2002 and met at that time to evaluate settlement proposals made to the Company in connection with this litigation. This Special Committee will meet in the future as necessary to consider further matters related to the litigation.

    MEETINGS. During fiscal year 2002, there were twelve meetings of the Board, five meetings of the Audit Committee, two meetings of the Compensation Committee and two meetings of the Special Committee (Accounting Irregularities). The Special Committee (IPO Class Action) was not formed until October 2002 and has not met since it was founded. Each of the directors attended 75% or more of the total number of meetings of the Board and the meetings of the committees of the Board on which he or she served during the period that he or she served.

COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors reviews and makes recommendations to the Board of Directors regarding the Company's compensation policies and all terms of compensation to be provided to our executive officers and directors. In addition, the Compensation Committee reviews the policies underlying bonuses and stock compensation arrangements for all of our other employees. The Board of Directors has reviewed and is in accord with the compensation paid to executive officers in the 2002 fiscal year and with the Company's other compensation policies.

    GENERAL COMPENSATION POLICY. The Company's compensation philosophy and policy is intended to attract and retain top managerial talent to lead the Company through the use of competitive compensation packages that seek to motivate superior performance. In addition, the Compensation Committee believes that it is appropriate to align the financial interests of management with those of stockholders of the Company by offering employees equity-based incentives under appropriate circumstances. In determining the level of executive compensation, the Compensation Committee evaluates whether the compensation awarded to an executive is competitive with compensation awarded to executives holding similar positions within and outside the industry, combined with an evaluation of the executive's individual performance.

    The elements of total compensation for the Company's executive officers include annual salary, annual performance bonus and long-term stock-based incentives. In general, each year the Compensation Committee reviews base salaries for executive officers for appropriateness, establishes performance factors, based on individual and Company-wide performance. The Committee believes that the use of long-term incentives provided through stock options grants to incentivize senior executives and further link the interests of these individuals who lead the Company with those of the Company's stockholders is crucial to the future success of the Company and the long-term creation of stockholder value. However, given the decline in the Company's stock price and the suspension of trading and delisting of the Company's common shares on Nasdaq National Market, the Compensation Committee generally placed less emphasis on the granting of long-term stock-based incentives than in prior years. To this end, the Company did not grant any to executive officers in the 2002 fiscal year. In considering the number of options to be granted, where applicable, the Compensation Committee may consider a number of factors, including unvested options held by an executive officer, although it does not adhere to specific guidelines as to the relative option holdings of the Company's executive officers.

    In recognition of the significant contribution of the officers to the success of the Company, and in order to ensure the continued retention of these key employees into the future, in May 2002, the Company entered into retention and severance agreements with certain of our executive officers. The compensation package set forth in each agreement reflects the Compensation Committee's compensation philosophy and policy as described above. See "Employment and Separation Agreements."

    CEO COMPENSATION. Consistent with the Compensation Committee's general compensation philosophy for the Company's executives, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation, where appropriate.

    FERNANDO ESPUELAS. Fernando Espuelas was Chief Executive Officer of the Company until his resignation in August 2001. Under the terms of his December 27, 2000 employment agreement with the Company, Mr. Espuelas was granted a base salary of $350,000 per annum and a performance bonus of at least $150,000 payable after the end of the year if he satisfied mutually agreed on performance criteria. In addition, Mr. Espuelas was granted a $1,000,000 Line of Credit, which was required to be guaranteed to the extent permitted by Regulation U by shares of the Company's common stock, and was otherwise non-recourse to him. On January 31, 2001 the amount of the available line of credit was extended to $4,000,000. As of Mr. Espuelas' resignation as Chief Executive Officer, he had received a total of $209,168 in base salary payments in 2001 and approximately $2,875,216 (principal and interest) was outstanding under his Line of Credit. He was not paid any portion of the performance bonus.

    During the 2001 fiscal year, the Committee reviewed the status of Mr. Espuelas' option holdings based on a review of option holdings by individuals in comparable positions in comparable companies. There were no options granted to Mr. Espuelas in 2001.

    ENRIQUE NARCISO. In August 2001, the Board appointed Mr. Enrique Narciso as Chief Executive Officer of the Company in replacement of Mr. Fernando Espuelas. In recognition of the significant contribution of Mr. Narciso to the success of the Company, and in order to ensure the continued retention of Mr. Narciso into the future, the Company entered into an employment agreement with him at the time he was appointed Chief Executive Officer. The compensation package set forth in the agreement reflects the Compensation Committee's compensation philosophy and policy as described above. See "Employment and Severance Agreements." The base salary established for Mr. Narciso on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by Company performance factors. In accordance with these objectives, under his employment agreement with the Company, Mr. Narciso was granted a base salary of $250,000, a one-time signing bonus of $100,000 payable within five days of the execution of his employment agreement and a discretionary employment bonus of $100,000 payable if he continued to be employed by the Company as of December 31, 2002. During 2001, the Company paid him $207,483 of salary. The Company also paid him the agreed signing and performance bonuses in respect of 2001.

    Upon Mr. Narciso's appointment as Chief Executive Officer, the Committee reviewed the status of his option holdings based on a review of option holdings by individuals in comparable positions in comparable companies, and based on a desire to maximize stockholder value by directly linking Mr. Narciso's compensation to the achievement of a higher stock price for the Company's Common Stock. Accordingly, the Company agreed to grant Mr. Narciso options to purchase 1,500,000 shares of the Company's Common Stock that would vest ratably over a three-year period. However, such options were not granted to him as of the date of his resignation from the Company in April 2002. In addition, in light of the possibility of a restructuring or sale of the Company following Mr. Narciso's appointment, Mr. Narciso was guaranteed certain compensation in the event of a "change of control" and certain other circumstances, none of which occurred during the term of his employment agreement.

    JOSE MANUEL TOST. In April 2002 the Board appointed Mr. Jose Manuel Tost as President of the Company in replacement of Mr. Enrique Narciso, who as Chief Executive Officer and President of the Company. In recognition of the significant contribution of Mr. Tost to the success of the Company, and in order to ensure the continued retention of Mr. Tost into the future, the Company entered into an employment agreement with him at the time he was appointed President. The compensation package set forth in the agreement reflects the Compensation Committee's compensation philosophy and policy as described above. See "Employment and Severance Agreements." The base salary established for Mr. Tost on the basis of the foregoing criteria was intended to provide a level of stability and certainty for the following year. Accordingly, this element of compensation was not affected to any significant degree by Company performance factors. In accordance with these objectives, under his employment agreement with the Company, Mr. Tost was granted a base salary of $190,000, and a retention bonus of $95,000 payable in two installments on June 10, 2002 and January 10, 2003 provided that he was employed by the Compan on the date of payment. In addition, Mr. Tost was guaranteed a severance payment in the amount of $95,000 if his employment is terminated other than For Cause or he is Constructively Discharged during the term of the agreement, which is valid until May 2, 2003. During 2002, the Company paid him $190,000 of salary. The Company also paid him the agreed bonuses in respect of 2002.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid to the Company's executive officers for the 2002 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal year 2002 will exceed that limit. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee has stated that it will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

    The directors who currently comprise the Compensation Committee are Susan L. Segal, Frederick R. Wilson and Douglas M. Karp.

RESPECTFULLY SUBMITTED,

Susan L. Segal
Frederick R. Wilson
Douglas M. Karp

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 2002, the Compensation Committee initially consisted of Ms. Segal, Mr. Wilson and Mr. Karp. No member of the Compensation Committee is a current or former officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or board members of such other entities.

                               PERFORMANCE GRAPH

    The following graph compares the cumulative return on shares of the Company's Common Stock to such return for The Nasdaq National Market (U.S.) Index and the J.P. Morgan H&Q Internet Index, for the period commencing on May 25, 1999, the date on which the Company's Common Stock first traded on The Nasdaq National Market through December 31, 2002, except that information provided with respect to the Company's common stock is provided only through November 16, 2001, the date on which trading of shares of the Company's Common Stock on The Nasdaq National Market was suspended and the information for the J.P. Morgan H&Q Internet Index is presented only through April 2, 2002, as of which date it was discontinued. SEE "Item 5. Market for Registrant's Common Equity and Related Stockholder Matters", incorporated by reference to the Company's Form 10-K. This chart assumes (i) $100 was invested on May 25, 1999 and (ii) reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                        STRM EQUITY                                             HMQTINET INDEX                   CCMP INDEX
                                                                       $100.00
Date                                                          Px Last   Shares            Date  Px Last                Date
5/25/99                                                        15.000     6.67         5/25/99   392.47    0.25     5/25/99
5/28/99                                                        58.875   392.50         5/28/99   424.33  108.12     5/28/99
6/30/99                                                        64.125   427.50         6/30/99   458.71  116.88     6/30/99
7/30/99                                                        43.125   287.50         7/30/99    404.6  103.09     7/30/99
8/31/99                                                        38.688   257.92         8/31/99   425.95  108.53     8/31/99
9/30/99                                                        36.719   244.79         9/30/99   471.52  120.14     9/30/99
10/29/99                                                       28.750   191.67        10/29/99   521.35  132.84    10/29/99
11/30/99                                                       29.750   198.33        11/30/99   657.07  167.42    11/30/99
12/31/99                                                       40.063   267.08        12/31/99   912.76  232.57    12/31/99
1/31/00                                                        32.125   214.17         1/31/00    855.8  218.05     1/31/00
2/29/00                                                        47.000   313.33         2/29/00     1088  277.22     2/29/00
3/31/00                                                        30.063   200.42         3/31/00   953.38  242.92     3/31/00
4/28/00                                                        21.875   145.83         4/28/00   718.48  183.07     4/28/00
5/31/00                                                        17.938   119.58         5/31/00   604.46  154.01     5/31/00
6/30/00                                                        18.875   125.83         6/30/00   707.27  180.21     6/30/00
7/31/00                                                        15.125   100.83         7/31/00   663.11  168.96     7/31/00
8/31/00                                                         8.500    56.67         8/31/00   769.34  196.03     8/31/00
9/29/00                                                         7.500    50.00         9/29/00   680.39  173.36     9/29/00
10/31/00                                                        6.125    40.83        10/31/00   576.45  146.88    10/31/00
11/30/00                                                        3.125    20.83        11/30/00    384.4   97.94    11/30/00
12/29/00                                                        1.891    12.60        12/29/00    351.2   89.48    12/29/00
1/31/01                                                         4.563    30.42         1/31/01   393.54  100.27     1/31/01
2/28/01                                                         3.000    20.00         2/28/01   277.88   70.80     2/28/01
3/30/01                                                         3.000    20.00         3/30/01   217.14   55.33     3/30/01
4/30/01                                                         2.450    16.33         4/30/01   272.04   69.31     4/30/01
5/31/01                                                         2.770    18.47         5/31/01   277.03   70.59     5/31/01
6/29/01                                                         1.860    12.40         6/29/01    273.5   69.69     6/29/01
7/31/01                                                         0.670     4.47         7/31/01   240.34   61.24     7/31/01
8/31/01                                                         0.320     2.13         8/31/01   199.47   50.82     8/31/01
9/28/01                                                         0.160     1.07         9/28/01   158.86   40.48     9/28/01
10/31/01                                                        0.260     1.73        10/31/01   183.15   46.67    10/31/01
11/16/2001*                                                     0.380     2.53        11/16/01   213.62   54.43    11/16/01
11/30/01                                                                              11/30/01   217.75   55.48    11/30/01
12/31/01                                                                              12/31/01   225.98   57.58    12/31/01
1/31/02                                                                                1/31/02   218.11   55.57     1/31/02
2/28/02                                                         0.065     0.43         2/28/02   190.61   48.57     2/28/02
3/28/02                                                         0.040     0.27         3/28/02   205.63   52.39     3/28/02
4/30/02                                                         0.055     0.37      4/30/2002^   194.51   49.56     4/30/02
5/31/02                                                         0.030     0.20         5/31/02                      5/31/02
6/30/02                                                         0.040     0.27         6/30/02                      6/30/02
7/31/02                                                         0.010     0.07         7/31/02                      7/31/02
8/30/02                                                         0.010     0.07         8/30/02                      8/30/02
9/30/02                                                         0.007     0.05         9/30/02                      9/30/02
10/31/02                                                        0.001     0.01        10/31/02                     10/31/02
11/29/02                                                        0.000     0.00        11/29/02                     11/29/02
12/31/02                                                        0.000     0.00        12/31/02                     12/31/02
*Nov 16, 2001 trading of strm stock was on hold, trading
resumed Feb 2002
+discontinued april 4, 2002, closing price was 194.51

                        STRM EQUITY
Date                                                           Px Last
5/25/99                                                       2,380.90    0.04
5/28/99                                                       2,470.52  103.76
6/30/99                                                       2,686.12  112.82
7/30/99                                                       2,638.49  110.82
8/31/99                                                       2,739.35  115.06
9/30/99                                                       2,746.16  115.34
10/29/99                                                      2,966.43  124.59
11/30/99                                                      3,336.16  140.12
12/31/99                                                      4,069.31  170.91
1/31/00                                                       3,940.35  165.50
2/29/00                                                       4,696.69  197.27
3/31/00                                                       4,572.83  192.06
4/28/00                                                       3,860.66  162.15
5/31/00                                                       3,400.91  142.84
6/30/00                                                       3,966.11  166.58
7/31/00                                                       3,766.99  158.22
8/31/00                                                       4,206.35  176.67
9/29/00                                                       3,672.82  154.26
10/31/00                                                      3,369.63  141.53
11/30/00                                                      2,597.93  109.12
12/29/00                                                      2,470.52  103.76
1/31/01                                                       2,772.73  116.46
2/28/01                                                       2,151.83   90.38
3/30/01                                                       1,840.26   77.29
4/30/01                                                       2,116.24   88.88
5/31/01                                                       2,110.49   88.64
6/29/01                                                       2,161.24   90.77
7/31/01                                                       2,027.13   85.14
8/31/01                                                       1,805.43   75.83
9/28/01                                                       1,498.80   62.95
10/31/01                                                      1,690.20   70.99
11/16/2001*                                                   1,898.58   79.74
11/30/01                                                      1,930.58   81.09
12/31/01                                                      1,950.40   81.92
1/31/02                                                       1,934.03   81.23
2/28/02                                                       1,731.49   72.72
3/28/02                                                       1,845.35   77.51
4/30/02                                                       1,688.23   70.91
5/31/02                                                       1,615.73   67.86
6/30/02                                                       1,463.21   61.46
7/31/02                                                       1,328.26   55.79
8/30/02                                                       1,314.85   55.22
9/30/02                                                       1,172.06   49.23
10/31/02                                                      1,329.75   55.85
11/29/02                                                      1,478.78   62.11
12/31/02                                                      1,335.51   56.09
*Nov 16, 2001 trading of strm stock was on hold, trading
resumed Feb 2002
+discontinued april 4, 2002, closing price was 194.51

                                    ANALYSIS

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the 1934 Act requires the Company's directors, executive officers and persons who own more than ten percent of the Company's equity securities to report their beneficial ownership of, and transactions in the Company's equity securities on Forms 3, 4 and 5 with the SEC and NASDAQ (if applicable). Based solely upon its review of the copies of such forms received by it, the Company believes that, during fiscal year 2002, all persons complied with such filing requirements except that Jose Manual Tost, Jorge Rincon, Michael Hartman and Ana Maria Lozano-Stickley each did not timely file a Form 3 reporting their initial beneficial ownership.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    To the Company's knowledge, the following table sets forth information with respect to beneficial ownership of our outstanding Common Stock as of
February 5, 2003 by:

    - each person known by us to beneficially own more than 5% of our Common Stock;

    - each of our Named Executive Officers;

    - each of our directors; and

    - all of our executive officers and directors as a group.

    Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o StarMedia Network, Inc. (d/b/a CycleLogic Mobile Solutions), 999 Brickell Avenue, Suite 900, Miami, Florida, 33131. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such persons that are exercisable within 60 days of February 5, 2003, but excludes shares of Common Stock underlying options held by any other person. As of February 5, 2003, the number of shares of the Company's Common Stock outstanding was 71,041,277 and the number of Series A Preferred

Shares outstanding was 1,431,373. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

                                                   NUMBER         NUMBER
                                                 SHARES OF      SHARES OF                      ESTIMATED
                                                   COMMON       PREFERRED     PERCENT OF       PERCENT OF
                                                   STOCK          STOCK         COMMON           COMMON
                                                BENEFICIALLY   BENEFICIALLY      STOCK           STOCK
NAME OF BENEFICIAL OWNER                           OWNED         OWNED(1)     (PRE-SPLIT)   (POST-SPLIT) (2)
------------------------                        ------------   ------------   -----------   ----------------
Fernando J. Espuelas (3)......................    8,000,000            0         10.8             11.4
Jack C. Chen (4)..............................    3,944,000            0          5.6              5.9
Douglas M. Karp (5)...........................       60,000            0            *                *
Susan L. Segal (6)............................            0            0           --               --
Frederick R. Wilson (7).......................    1,193,845            0          1.7              1.8
Jose Manuel Tost..............................            0            0           --               --
Jorge Rincon (8)(10)..........................       60,275            0            *                *
Ana Maria Lozano-Stickley.....................            0            0           --               --
Michael Hartman (9)...........................      104,166            0            *                *
Enrique Narciso (10)..........................            0            0           --               --
J.P. Morgan Partners (SBIC), L.L.C (11).......   13,102,548      117,647         18.3             19.4
J.P. Morgan Partners (BHCA), L.L.C (11).......    2,857,955            0          4.0              4.3
Quetzal/J.P. Morgan Partners, L.P. (11).......       98,361            0            *                *
BellSouth Enterprises, Inc. (12)..............   15,350,854      980,392         17.8             18.7
Warburg, Pincus Equity Partners, L.P. (13)....    1,692,709            0          2.4              2.5
Warburg, Pincus Ventures International,
  L.P. (13)...................................    1,692,708            0          2.4              2.5
All directors and executive officers as a
  group (6 persons)...........................    1,358,011            0          1.9              2.0

------------------------

*   Indicates less than one percent of the Common Stock.

(1) Please note that the number of shares of Common Stock beneficially owned as well as the percent of Common Stock in the table above accounts for the conversion of the shares of Preferred Stock into Common Stock.

(2) Assumes that there is no change in beneficial ownership of the Company's Common Stock except as a result of the Reverse Split.

(3) Includes (a) 3,437,500 shares issuable upon the exercise of currently exercisable stock options and (b) 160,614 shares held by a trust, of which Mr. Chen and the spouse of Mr. Espuelas are trustees. This information is based on holdings reported by Mr. Espuelas to the Company in connection with previous Company periodic reports.

(4) Includes (a) 1,201,368 shares directly owned by Mr. Chen and (b) an aggregate of 2,742,632 shares held by Mr. Chen's spouse and various trusts for which Mr. Chen is trustee.

(5) Includes options to purchase 60,000 shares of Common Stock that are immediately exercisable.

(6) Ms. Segal is no longer an employee of JPMorgan Partners and, even though she is a consultant of JPMorgan Partners, the Company does not view her as beneficially owning shares owned by JPMorgan Partners and its affiliates. The address of Ms. Segal is c/o JPMorgan Partners 1221 Avenue of the Americas, New York, NY 10020.

(7) Holdings include (a) 50,000 shares owned by the Flatiron Fund, LLC, which are controlled by Mr. Wilson, (b) 208,739 shares owned by The Flatiron Fund 1998/99, LLC which are controlled by Mr. Wilson, (c) 252,478 shares owned by The Flatiron Fund 2000, LLC, which are controlled by Mr. Wilson, (d) 66,157 shares owned by The Flatiron Fund 2001, LLC, which are controlled by

    Mr. Wilson, (e) 35,772 shares owned by Flatiron Associates II, which are controlled by Mr. Wilson, (f) 118,294 shares owned by The Frederick R. Wilson 1999 Irrevocable Trust, (g) 357,405 shares held directly and
    (h) options to purchase 105,000 shares of common stock that are immediately exercisable. Mr. Wilson's address is c/o Flatiron Partners, 1221 Avenue of the Americas, 40th Floor, New York, NY 10020.

(8) Includes (a) 67 shares held directly, and (b) options to purchase 60,208 shares of Common Stock that are immediately exercisable.

(9) Includes options to purchase 104,166 shares of Common Stock that are immediately exercisable.

(10) These Named Executive Officers are no longer employed by the Company and the holdings reported reflect the Named Executive Officer's ownership of Company Common Stock to the best of the Company's knowledge.

(11) Holdings by J.P. Morgan Partners (SBIC), L.L.C. include (a) 85,000 options to purchase shares of the Company's Common Stock, (b) 11,738,333 shares of Common Stock and (c) 117,647 shares of the Company's Series A Convertible Preferred Stock, which shares including accrued and unpaid interest thereon are immediately convertible into 1,279,215 shares of Common Stock. Each holder has sole investment and voting control over the number of shares reported. However, J.P. Morgan Partners (SBIC), L.L.C., J.P. Morgan Partners
    (BHCA), L.P. and Quetzal/J.P. Morgan Partners, L.P. filed a Schedule 13D as a group. The address of J.P. Morgan Partners (SBIC), L.L.C., J.P. Morgan Partners (BHCA), L.P. and Quetzal/J.P. Morgan Partners, L.P. is 1221 Avenue of the Americas, New York, NY 10020.

(12) Holdings include 980,392 shares of the Company's Series A Convertible Preferred Stock, which shares including accrued and unpaid interest thereon are immediately convertible into approximately 10,850,854 shares of the Company's Common Stock. In addition, BellSouth holds warrants to purchase up to 4,500,000 shares of the Company's Common Stock. These warrants vested in May 2002. The address of BellSouth Enterprises, Inc. is 15G03 Campanile Building, 1155 Peachtree Street, Atlanta, Georgia 30309.

(13) The Warburg, Pincus stockholders are comprised of Warburg, Pincus Equity Partners, L.P., including three related limited partnerships, and Warburg, Pincus Ventures International, L.P. Warburg, Pincus & Co. is the sole general partner of each of these entities. The Warburg, Pincus stockholders are each managed by E.M. Warburg, Pincus & Co., LLC. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of E.M. Warburg, Pincus & Co., LLC, and may be deemed to control both entities. The address of the Warburg, Pincus entities is 466 Lexington Avenue, New York, NY 10017.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    It is our current policy that all transactions with officers, directors, greater than five percent stockholders and their affiliates must be entered into only if they are approved by a majority of the disinterested directors, are on terms no less favorable to us than could be obtained from unaffiliated parties and are reasonably expected to benefit the Company. Each of the transactions described below was approved in accordance with this policy.

OBSIDIANA

    On April 30, 2001, the Company agreed to acquire certain assets of Obsidiana, Inc. in exchange for 1,125,000 shares of the Company's Common Stock. The acquired assets include Obsidiana's content library, its key trademarks and domain names, and certain fixed assets located in the United States, Mexico and Argentina. The stockholders of Obsidiana included entities managed by J.P. Morgan Partners and Flatiron Partners.

BELLSOUTH

    In May 2001, the Company entered into an agreement with BellSouth to create multi-access portals in Latin America (the "BellSouth Strategic Agreement"). Under the terms of the five-year agreement, the Company will design and service the multi-access portals and mobile applications and provide content, software application integration and support to BellSouth's operating companies in Latin America. BellSouth will supply wireless communications, marketing of services and billing capabilities. The two companies will share revenues generated by the new multi-access portals. All revenues associated with design and maintenance activities and the technology licenses are being recognized ratably over the life of the specific agreements with BellSouth's operating subsidiaries, while the user fees and transaction revenues are being recognized when the services are rendered. For the year ended December 31, 2002, the Company recognized $850,000 in revenue, net of amortization for warrants, in connection with the BellSouth Strategic Agreement.

LOANS TO FORMER OFFICERS AND DIRECTORS

    During the year ended December 31, 2001, the Company provided loans to certain employees and, in addition, had balances outstanding with respect to loans previously granted to these same employees. The largest amount of indebtedness outstanding since January 1, 2001 and the balance outstanding as of December 31, 2002 were as follows:

                                                               LARGEST AMOUNT
                                                               OF INDEBTEDNESS
                                                              OUTSTANDING SINCE     BALANCE AS OF
                                                               JANUARY 1, 2001    DECEMBER 31, 2002
                                                              -----------------   ------------------
Due from Fernando Espuelas, bearing interest at 6.75% (1)...      $2,965,611          $2,965,611
Due from Jack Chen, bearing interest at 6.75% (2)...........      $4,418,039          $4,418,039
Due from Steve Heller, bearing interest at 7.0% (3).........      $2,142,205                  --
Due from Adriana Kampfner, bearing interest at 7.0% (4).....      $1,144,197                  --
Due from Francisco Loureiro, bearing interest at 10% (5)....      $  506,267                  --
Due from Justin Macedonia, bearing interest at 7.0% (6).....      $1,455,454          $1,455,454

------------------------

(1) Mr. Espuelas was Chief Executive Officer until August 2001, Chairman of the Board until November 2001, and a director of the Company until July 1, 2002.

(2) Mr. Chen was President of the Company until June 2001 and Vice Chairman of the Board until August 2001.

(3) Mr. Heller was Chief Financial Officer of the Company until November 2001.

(4) Ms. Kampfner was President of StarMedia Network and Senior Vice President, Global Sales of the Company until December 2001.

(5) Mr. Loureiro was Chief Operating Officer of the Company until May 2001.

(6) Mr. Macedonia was Senior Vice President, General Counsel of the Company until November 2001.

    Loans to Mssrs. Espuelas, Chen, Heller and Macedonia were made pursuant to lines of credit granted to them in accordance with their employment agreements and related line of credit agreements dated December 2000 and, in the case of Mssrs. Espuelas and Chen, amended in January 2001. The loan to Ms. Kampfner was made pursuant to a line of credit agreement dated December 2000. The loan to Mr. Loureiro was made pursuant to a promissory note dated May 2000.

    The agreements with Messrs. Espuelas, Chen, Macedonia, Heller and
Ms. Kampfner made available lines of credit from the Company to each executive, up to (i) $4,000,000 for each of Messrs. Espuelas and Chen, with interest accruing at 6.75% per annum, (ii) $1.3 million for Mr. Macedonia, with interest accruing at 7% per annum, (iii) $2 million for Mr. Heller, with interest accruing at 7% per annum, and (iv) $1.1 million of Ms. Kampfner, with interest accruing at 7% per annum. Under the terms of their respective loans, each of Mssrs. Espuelas and Chen granted the Company a security interest in one million shares of the Company's Common Stock owned by him, but the loans were otherwise non-recourse to the borrower. Under the terms of their respective loans, each of Mr. Heller, Mr. Macedonia and Ms. Kampfner granted the Company a security interest in all shares of common stock owned by them as of the date of the borrower's line of credit agreement or subsequently acquired by the borrower, but the loans were otherwise non-recourse to the borrower. All of the foregoing loans and the securities interests granted thereby were required to be made subject to and in accordance with Regulation U under the 1934 Act.

    Under the agreements with Messrs. Espuelas and Chen, (i) the Company agreed to forgive up to $1,000,000 in outstanding principal, together with accrued but unpaid interest thereon, if the Company experiences a change of control in its ownership, (ii) if the Company experiences a change of control in its ownership, each executive has the right to require the Company to purchase 1,000,000 shares of Common Stock at a price per share equal to the fair market value on the date of such change of control, (iii) as of May 31, 2002, the Company has the right to require each executive to sell to the Company a sufficient number of shares of Common Stock, at a price per share of the greater of $6 and the fair market value on the date of the call notice, to pay off outstanding principal amounts. Under the agreements with Messrs. Macedonia and Heller, the Company agreed to forgive up to $500,000 and any interest thereon under each line of credit, with one-third of such amount to be forgiven by the Company in each of the next three years to the extent he continued to be employed by the Company.

    Under the respective terms of their loan and employment agreements, as well as their separation agreements, the loans provided to Mr. Espuelas and Mr. Chen remain outstanding. Under the terms of his separation agreement, Mr. Heller's loan was discharged in full by means of delivery of approximately 326,000 shares of the Company's Common Stock. Under the terms of his loan and employment agreement, the loans provided to Mr. Macedonia are outstanding, although
Mr. Macedonia has advised the Company that he does not own a significant number of shares of the Company's Common Stock. Under the terms of her separation agreement, the loan provided to Ms. Kampfner was forgiven in full based on inability to pay. Mr. Loureiro's promissory note was forgiven.

    The Company has fully reserved against all amounts outstanding under the foregoing loans.

SEPARATION AGREEMENT

    In August 2001, the Company entered into a separation and release agreement with Mr. Jack C. Chen, the Company's former President and Vice Chairman of the Company's Board of Directors under which he would cease his employment with the Company. This separation and release agreement supercedes the executive's respective employment agreement with the Company. Under the agreement,
(i) Mr. Chen is entitled to a one time payment of $650,000, which was paid to him in August 2001, (ii) payment of medical and dental premiums through February 2003, (iii) the line of credit provided to Mr. Chen under certain agreements dated December 28, 2000 (as amended on January 31, 2001) will remain in full force and effect in accordance with its terms, and (iv) he received limited administrative support through December 31, 2001. Even though
Mr. Chen's line of credit remains intact under the agreement, he agreed not to draw down any additional amounts thereunder.

    In October 2001, the Company entered into a separation and release agreement with Mr. Steven J. Heller, the Company's Chief Financial Officer, under which Mr. Heller ceased his employment with the Company on November 15, 2001. Under the agreement, the executive's employment agreement expired and became null and void. Under the separation and release agreement, the Company agreed to terminate the line of credit provided to the executive under a letter agreement dated December 28, 2000, and completely discharged all amounts owed thereunder, and in consideration for such termination of the line of credit, the executive agreed to deliver to the Company 326,000 shares of the Company's Common Stock which has been accounted for as treasury stock using the value on the date the agreement was finalized of $114,000. In addition, the executive was entitled to a one-time payment of $350,000, which was paid to him in November 2001.

    In April 2002 the Company entered into a separation agreement with Mr. Enrique Narciso, the Company's former director, Executive Officer and President, under which he tendered his resignation and would cease his employment with the Company. Under the agreement, Mr. Narciso was entitled to a one-time payment of $75,000 in consideration for assisting the Company in transitional matters following his resignation.

TRANSACTIONS WITH FORMER SHAREHOLDERS OF ADNET

    In connection with the Company's purchase of AdNet S.A. de C.V. from Grupo MVS, S.A. de C.V. ("Grupo MVS") and Harry Moller Publicidad, S.A. de C.V. ("HMP") in April 2000, MVS and HMP were paid in part with shares of the Company's Common Stock, and thereby became stockholders of the Company. In addition, under the AdNet purchase agreement, each of Grupo MVS and HMP entered into long-term services agreements with AdNet pursuant to which each of them would provide to AdNet certain advertising and promotional services in consideration for fees to be mutually agreed, subject to agreed parameters. It was further contemplated under the AdNet purchase agreement that Grupo MVS and HMP would act as agents of AdNet in selling advertising. The revenues and expenses of the Company from this arrangement were restated and, as restated, are not material.

    In addition, in December 2000 SMN de Mexico, S.A. de C.V. entered into arrangements with Grupo MVS and HMP that were similar to those already in place with AdNet. The revenues and expenses of the Company associated with these arrangements were restated in their entirety, and the Company's restated financial statements reflect no such revenues or expenses.

    In November 2001, the Company, AdNet and the former stockholders of AdNet entered into a Termination Agreement pursuant to which the Company agreed to issue to the stockholders of AdNet 8,000,000 shares of the Company's Common Stock, in full satisfaction of the Company's obligations under the stock purchase agreement and certain other related agreements between the Company and the former stockholders of AdNet. As of December 31, 2001, the Company had issued a total of 7,600,000 shares. The Company has not issued the remaining 400,000 shares pending resolution of outstanding claims that the Company has against the former stockholders of AdNet.

    On October 3, 2002 the Company entered into an agreement with Grupo MVS, S.A. de C.V. and Harry Moller Publicidad, S.A. de C.V. pursuant to which the former shareholders agreed to (a) refund to the Company 100% of their respective holdings of common stock of the Company and (b) not to purchase any additional common stock of the Company for two years. In exchange, the Company agreed to release the shareholders from any and all claims it might otherwise have against them under the stock purchase agreement pursuant to which it acquired Adnet from them. The total number of shares delivered to the Company under the release agreement consisted of 4,599,156 delivered by Grupo MVS and 4,288,797 delivered by Harry Moller Publicidad. These shares will be included in treasury stock as of the date of the agreement at the fair market value established in the over the counter securities market.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    THE FOLLOWING IS A REPORT OF THE AUDIT COMMITTEE DATED SEPTEMBER 30, 2002. THE INFORMATION CONTAINED IN THIS REPORT SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILINGS BY US UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE IT BY REFERENCE IN SUCH FILING.

    The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process. The Company's independent accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

    In this context, the Audit Committee hereby reports as follows:

        1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

        2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61, as amended.

        3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountants' independence.

        4.  Based on the review and discussion referred to in paragraphs
    (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

    Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers. The undersigned members of the Audit Committee have submitted this Report to the Board of Directors:

THE AUDIT COMMITTEE:

SUSAN L. SEGAL, MEMBER
DOUGLAS M. KARP, MEMBER
FREDERICK R. WILSON, MEMBER

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board selected the firm of Ernst & Young ("E&Y") to be independent public accountants for the year ended December 31, 2003. The Company expects a representative of E&Y to be present at the Meeting, to have the opportunity to make a statement if he or she desires to do so, and to be available to respond to appropriate questions.

    E&Y's report on the financial statements for the year ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles, except to note that the "financial statements were prepared assuming that the Company would continue as a going concern," although the Company's recurring operating losses and capital "raised substantial doubt about the Company's ability to continue as a going concern." In addition, during the two most recent fiscal years, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure. During these same periods, there have occurred none of the "reportable events" listed in Item 304(a)(1)(v)(A-D) of Regulation S-K. In addition, no consultations listed in Item 304(a)(2)(i)-(ii) occurred during these same periods.

AUDIT FEES

    The fees incurred to the Company's independent public accountants, E&Y, during the years ended December 31, 2001 and December 31, 2002 for professional services rendered for audit of the Company's 2001 and 2002 financial statements and reviews of our financial statements included in the Company's quarterly reports on Form 10-Q for 2001 and 2002 were approximately $563,000 and $129,000, respectively. Amounts for 2002 did not include any fees for the audit of the Company's year end financial statements, which audit has not yet commenced.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

    The Company's independent public accountants have performed no services relating to the operation or supervising of our information system, managing our local area network, or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information significant to the Company's financial statements as a whole.

ALL OTHER FEES

    During the years ended December 31, 2001 and December 31, 2002, the Company also incurred to E&Y approximately $434,000 and $497,000, respectively, of fees for all other services, including tax services.

                               OTHER INFORMATION

INCORPORATION BY REFERENCE

    In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superceded by information contained directly in this proxy statement. Based on SEC regulations, the stock performance graph on page 41 of this proxy statement and the Audit Committee Report on page 48 specifically are not incorporated by reference into any other filings with the SEC. This proxy statement incorporates by reference the following:

    - Our 2001 Report on Form 10-K, as amended, for the year ended December 31, 2001;

    - Our Quarterly Report on Form 10-Q, as amended, for the quarter ended March 31, 2002, as filed with the SEC concurrently herewith;

    - Our Quarterly Report on Form 10-Q, as amended, for the quarter ended June 30, 2002, as filed with the SEC concurrently herewith;

    - Our Quarterly Report on Form 10-Q, as amended, for the quarter ended September 30, 2002, as filed with the SEC concurrently herewith;

    - Our Current Report on Form 8-K, as filed with the SEC on January 8, 2002;

    - Our Current Report on Form 8-K, as filed with the SEC on January 25, 2002;

    - Our Current Report on Form 8-K, as filed with the SEC on April 19, 2002;
      and

    - Our Current Report on Form 8-K, as filed with the SEC on July 3, 2002.

    The documents that we incorporate by reference, as listed above, are being concurrently delivered with this proxy statement.

    This proxy statement is sent to you as part of the proxy materials for the 2002 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our Common Stock.

AVAILABLE INFORMATION

    The proposed Split Amendment will result in a "going private" transaction subject to Rule 13e-3 of the 1934 Act. The Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the 1934 Act with respect to the Transaction. The Schedule 13E-3 contains additional information about the Company. Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested stockholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to StarMedia Network, Inc, 999 Brickell Ave., Suite #900, Miami, Florida 33131.

    The Company is currently subject to the information requirements of the 1934 Act and in accordance therewith files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Stockholders of the Company as of the Record Date for the Meeting are being forwarded a copy of the Company's Annual Report on Form 10-K (exclusive of exhibits) as filed with the SEC, and the consolidated statements of financial condition of the Company as of December 31, 2001 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years ended December 31, 2001, 2000 and 1999 prepared in accordance with generally accepted accounting principles. Copies of the Company's
Form 10-Qs, as amended, for the quarterly periods ended March 31, 2002, June 30, 2002 and September 30, 2002 are also being forwarded to all

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stockholders. For additional copies, write to StarMedia Network, Inc, 999
Brickell Ave., Suite #900, Miami, Florida 33131.

    Copies of such reports, proxy statements and other information, as well as the Schedule 13E-3, may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at "http://www.sec.gov." The Company's Common Stock is quoted on the Pink Sheets electronic quotation system under the symbol "STRM." In addition, certain reports, proxy statements and other information may be inspected and copied at the offices of the National Association of Securities Dealers, 33 Whitehall Street, New York, NY 10004-2193.

                                 OTHER MATTERS

    As of the date of this proxy statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying proxy will have discretionary authority to vote or otherwise act, with respect to such matters in accordance with their judgment.

                                          By Order of the Board of Directors,

                                          Susan L. Segal
                                          ACTING CHAIRMAN OF THE BOARD OF
                                          DIRECTORS

New York, NY
February 13, 2003


                           ANNUAL MEETING OF STOCKHOLDERS OF

                             STARMEDIA NETWORK, INC.

                             THURSDAY, MARCH 17, 2003



                                                  ------------------------------
Please date, sign and mail your proxy               COMPANY NUMBER
card in the envelope provided as soon             ------------------------------
as possible.                                        ACCOUNT NUMBER
                                                  ------------------------------






                Please detach and mail in the envelope provided.

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
            THE BOARD OF DIRECTORS RECOMMENDS AVOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 THROUGH 6.
   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/


                                                                                                                 FOR AGAINST ABSTAIN
1.Election of Director                                  2. Amendment to Amended and Restated Certificate of      / /   / /     / /
                                                           Incorporation to change the Company's name to
                            NOMINEE                        "Cyclelogic, Inc:"
/ / FOR NOMINEE               Susan L. Segal
                                                        3. Amendment to Amended and Restated Certificate of      / /   / /     / /
/ / WITHHOLD AUTHORITY                                     Incorporation to effect a one-for-1,000 Reverse Stock
                                                           Split of the Common Stock:

                                                        4. Amendment to Amended and Restated Certificate of      / /   / /     / /
                                                           Incorporation to Modify Number of Directors to not
                                                           less than three (3) nor more than nine (9):

                                                        5. Amendment to Amended and Restated Certificate of      / /   / /     / /
                                                           Incorporation to Permit Stockholder Approval by
                                                           Written Consent in Lieu of a Meeting:

                                                        6. In their discretion upon such other matters as may properly come before the meeting.

----------------------------------------------------
To change the address on your account,
please check the box at right and
indicate your new address in the address
space above. Please note that changes           / /
to the registered name(s) on the account
may not be submitted via this method.
----------------------------------------------------

Signature of Stockholder __________________ Date:_____________ Signature of Stockholder _______________________ Date: _____________

      NOTE: This proxy must be signed exactly as the name appears hereon.
     When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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                                      PROXY







                             STARMEDIA NETWORK, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
          (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

      The undersigned stockholder of StarMedia Network, Inc. hereby appoints Jose Manual Tost, President, and Ana Maria Lozano-Stickley, Chief Financial Officer, and each of them, with full power of substitution in each proxy to vote the shares of stock, in accordance with the undersigned's specifications, which the undersigned could vote if personally present at the Annual Meeting of Stockholders of StarMedia Network, Inc. to be held on Monday, March 17, 2003 at 2:00 p.m. Eastern Standard Time, or any adjournments.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)